                                                                    EXHIBIT 10.3







                                October 31, 2000



Mr. Ken L. Kenworthy, Jr.
Chief Executive Officer
GMX Resources Inc.
9400 N. Broadway, Suite 600
Oklahoma City, Oklahoma 73114


                                LETTER AGREEMENT


Dear Ken:


         Local Oklahoma Bank, N.A. ("Lender") has committed to a credit facility in favor of GMX Resources Inc., Endeavor Pipeline Inc. and Expedition Natural Resources Inc. (collectively, the "Borrowers") in the amount of up to $15,000,000.00.

         To effectuate this commitment, Lender will attempt to purchase GMX Resources Inc.'s ("GMX") current facility with Bank One, Oklahoma, N.A. consisting of a credit agreement, guaranty agreements, mortgages and other security documents and as evidenced by that certain Amended and Restated Promissory Note dated effective May 19, 1999 in the original principal amount of $20,000,000.00 (the "Bank One Loan"). In the event that Lender is successful in purchasing the Bank One Loan, (a) Borrowers shall execute (i) any amendments to the current loan documents necessary to make the current facility consistent with the Commitment Letter (defined below) and (ii) such additional documentation necessary to maintain compliance with all terms and conditions of the Bank One Loan as Lender may reasonably request, all as soon as reasonably possible after the purchase of the Bank One Loan; and (b) Lender will return the Promissory Note by Borrowers to the order of Lender in the principal amount of $15,000,000.00 executed in connection with this Letter Agreement.

         In the event that Lender is unsuccessful in purchasing the Bank One Loan, Borrowers and Lender shall execute new loan documents substantially similar to the loan documents evidencing the Bank One Loan, except as noted in the letter dated October 25, 2000 (the "Commitment Letter") by Lender and agreed to and accepted by GMX on the same date. In the event of any conflict between this Letter Agreement and the Commitment Letter, the Commitment Letter shall control. Borrowers shall execute the loan documents along with such additional mortgages, deeds of trust or similar instruments as Lender may require and shall provide such other agreements, opinions, certificates, waivers, consents and evidence as Lender may reasonably request, all as soon as reasonably possible

Mr. Ken L. Kenworthy, Jr.
October 31, 2000
Page 2

after Lender is notified that Bank One, Oklahoma, N.A. has declined Lenders offer to purchase the Bank One Loan.

         The terms of that certain Credit Agreement dated February 18, 1998 by and between GMX and Bank One, Oklahoma, N.A., as amended from time to time, most recently by that certain Third Amendment to Credit Agreement dated April 14, 2000 are incorporated into this Letter Agreement by reference. However, in the event of any conflict between the terms of the Commitment Letter and the Bank One, Oklahoma, N.A. Credit Agreement, the terms of the Commitment Letter shall control.

         If you are in agreement with the terms outlined herein, please so indicate with your signature below and return to me at your earliest convenience.

Sincerely,


/s/ John K. Slay, Jr.


John K. Slay, Jr.
Senior Vice President



Agreed and accepted this 31st day of October, 2000


BORROWERS:




By:         /s/ Ken L. Kenworthy, Jr.
         ----------------------------------------
         Ken L. Kenworthy, Jr.
         Chief Executive Officer
         GMX Resources Inc.





By:         /s/ Ken L. Kenworthy, Jr.
         ----------------------------------------
         Printed Name:  Ken L. Kenworthy, Jr.
         Title:  President
         Endeavor Pipeline Inc.

Mr. Ken L. Kenworthy, Jr.
October 31, 2000
Page 3

By:         /s/ Ken L. Kenworthy, Jr.
         ----------------------------------------
         Printed Name:  Ken L. Kenworthy, Jr.
         Title:  President
         Expedition Natural Resources Inc.



GUARANTORS:



By:         /s/ Ken L. Kenworthy, Jr.
         ----------------------------------------
         Ken L. Kenworthy, Jr., Individually



By:         /s/ Ken L. Kenworthy, Sr.
         ----------------------------------------
         Ken L. Kenworthy, Sr., Individually



By:         /s/ Ken L. Kenworthy, Jr.
         ----------------------------------------
         Ken L. Kenworthy, Jr., Trustee
         Ken L. Kenworthy, Jr. Trust u/a/d 3/29/96




PLEDGOR:



By:         /s/ Karen M. Kenworthy
         ----------------------------------------
         Karen M. Kenworthy, Trustee
         Karen M. Kenworthy Trust u/a/d 3/29/96

                                 PROMISSORY NOTE
                            (REDUCING REVOLVING NOTE)


$15,000,000.00                                           Oklahoma City, Oklahoma
                                                                October 31, 2000

         FOR VALUE RECEIVED, the undersigned, GMX Resources Inc., an Oklahoma corporation, Endeavor Pipeline Inc., an Oklahoma corporation, and Expedition Natural Resources Inc., an Oklahoma corporation (jointly and severally, the "Borrower"), hereby jointly and severally promise to pay to the order of LOCAL OKLAHOMA BANK, N.A. ("Bank"), on or before May 1, 2003 (the "Maturity Date"), the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00), or as much thereof as is disbursed and remains outstanding hereunder, together with interest on the unpaid balance from time to time outstanding at the rates hereinafter provided.

         Prior to the occurrence of any Event of Default (as defined in the Commitment Letter referred to below), the unpaid principal balance from time to time outstanding hereunder shall bear interest at a fluctuating rate per annum equal to the Base Rate (defined below) plus one half of one percent (.5%). Upon notice from Bank to Borrower of the occurrence of any Event of Default, the unpaid principal amount from time to time outstanding under this Note shall bear interest at a fluctuating rate per annum equal to the default rate as set forth below (but not less than the Base Rate in effect on the date of the occurrence of the Event of Default). The interest rate applicable to this Note shall change as of the effective date of any change in the Base Rate. The interest rate will be calculated on the basis of actual number of days elapsed, but computed as if each calendar year consisted of a 360-day year. As used herein, "Base Rate" means, at any time, that rate of interest equal to the interest rate then most recently announced or published in the "Money Rates" section of THE WALL STREET JOURNAL (Southwest Edition), as the "Prime Rate" which such rate may not be the lowest interest rate charged by the Bank, and which Prime Rate shall change upon any change in such announced or published Prime Rate of the Bank, all without notice to the Borrower.

         If any Event of Default occurs and is not cured within the applicable cure period, if any, described in the Commitment Letter, in lieu of the interest rate provided in this Note, all sums owing by Borrower to Bank shall bear interest at the rate equal to five percent (5%) per annum in excess of the Base Rate, accrued from the date after the applicable grace period to cure the Event of Default, to the date on which such Event of Default is cured to the reasonable satisfaction of the Bank.

         Beginning on the first (1st) day of December, 2000 and continuing on the first (1st) day of each month thereafter, Borrower shall, at a minimum, make a payment of all accrued but unpaid interest on this Note. If the Loan Balance exceeds the Commitment Amount as a result of a Monthly Commitment Reduction with respect to the Loan on the first (1st) day of any month, the Borrower shall immediately make such principal payments as may be necessary to reduce the Loan Balance to an amount at or below the Commitment Amount. The entire outstanding principal balance of this Note and all unpaid interest accrued thereon shall be due and payable on the Maturity Date.

         All payments, including prepayments, made by Borrower, shall be made to Bank at any one of its offices in the State of Oklahoma, on or before 2:00 p.m., local time, on the date due, in lawful money of the United States of America and in immediately available funds. If any payment is due on a day other than a business day, the due date thereof shall be extended to the next succeeding business day.

         This Note is executed and delivered by Borrower pursuant to, and is entitled to the benefits of, that certain letter dated October 25, 2000 and accepted on the same date (the "Commitment Letter"), between Borrower and Bank. It is contemplated that the Commitment Letter will be consolidated into a Credit Agreement based upon the terms set forth in the Commitment Letter. Reference is hereby made to the Commitment Letter for the terms and provisions regarding the availability of credit, the collateral security for payment of this Note, the prepayment rights and obligations of Borrower, the right of the holder of this Note to accelerate the maturity hereof on the occurrence of certain Events of Default specified therein, and for all other pertinent purposes. This Note is the "Note" referred to in the Commitment Letter. All capitalized terms not otherwise defined herein shall be defined as set forth in the Commitment Letter.

         Upon the occurrence and during the continuation of any Event of Default, the holder of this Note may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing any said indebtedness as said holder may determine.

         It is the intent of Bank and Borrower to conform strictly to all applicable usury laws, and any interest on the principal balance hereof in excess of that allowed by said usury laws shall be subject to reduction to the maximum amount of interest allowed under said laws. If any interest in excess of the maximum amount of interest allowable by said usury laws is inadvertently paid to the holder hereof, at any time, any such excess interest shall be refunded by the holder to the party or parties entitled to the same after receiving notice of payment of such excess interest.

         The records of the holder of this Note shall be prima facie evidence of the amount owing on this Note.

         If, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder, Borrower will pay to the holder hereof its reasonable attorneys' fees, together with all court costs and other expenses paid by such holder.

         Borrower, endorsers, sureties, guarantors and all other parties who may become liable for all or any part of this Note severally waive demand, presentment, notice of dishonor, protest, notice of protest, and notice of non-payment, and consent to: (a) any and all extensions of time for any term or terms regarding any payment due under this Note, including partial payments or renewals before or after maturity; (b) changes in interest rates;
(c) any substitutions or release of collateral; and (d) the addition, substitution or release of any party liable for payment of this Note.

         No waiver of any payment or other right under this Note or any related agreement shall operate as a waiver of any other payment or right.
All of the holder's rights hereunder are cumulative and not alternative. This Note shall inure to the benefit of the successors and assigns of Bank or other holder and shall be binding upon the successors and assigns of Borrower.

         This Note has been delivered to and accepted by Bank in the State of Oklahoma, is to be performed in the State of Oklahoma and shall be deemed a contract made under the laws of the State of Oklahoma.

         IN WITNESS WHEREOF, the undersigned has executed this instrument effective for all purposes as of October 31, 2000.

                                         "BORROWER"

                                         GMX RESOURCES INC.,
                                         an Oklahoma corporation

                                            /s/ Ken L. Kenworthy, Jr.
                                         --------------------------------------
                                         By: Ken L. Kenworthy, Jr.
                                         Title: Chief Executive Officer


                                         ENDEAVOR PIPELINE INC.,
                                         an Oklahoma corporation

                                            /s/ Ken L. Kenworthy, Jr.
                                         --------------------------------------
                                         By: Ken L. Kenworthy, Jr.
                                         Title: President


                                         EXPEDITION NATURAL RESOURCES INC.,
                                         an Oklahoma corporation

                                            /s/ Ken L. Kenworthy, Jr.
                                         --------------------------------------
                                         By: Ken L. Kenworthy, Jr.
                                         Title: President

October 25, 2000


Mr. Ken L. Kenworthy
Chief Financial Officer
GMX Resources Inc.
9400 N. Broadway, Suite 600
Oklahoma City, Oklahoma

Re:    Proposed Terms

Dear Ken:

Local Oklahoma Bank, N.A. appreciates the opportunity to propose the following terms for your review and our mutual consideration for further discussion. These terms are subject to the Lender's underwriting and credit approval process and do not constitute or imply a commitment by Local Oklahoma Bank, N.A.

LENDER:           Local Oklahoma Bank, N.A.

BORROWER:         GMX Resources Inc. and Subsidiaries

GUARANTOR:        Ken Kenworthy, Jr. and Ken Kenworthy, Sr. shall each provide their personal guarantees, each limited to $1,000,000;
                  however, said guarantees shall be in addition to any value derived from the pledge of their stock ownership in the Borrower.

FACILITY TYPE:    Reducing Revolving Line of Credit

AMOUNT: An amount which shall not exceed at any one time outstanding the lesser of (i) $15,000,000.00; or (ii) the Borrowing Base (hereafter defined) minus the sum of all Monthly Commitment Reductions (hereafter defined); (the lesser of i and ii is hereinafter referred to as the "Commitment Amount". The outstanding principal balance of the promissory note plus any outstanding letters of credit issued under the facility is hereinafter referred to as the "Loan Balance". The Commitment Amount minus the Loan Balance is referred to herein as the "Available Credit") which such obligation shall be evidenced by a promissory note (the "Note").

PURPOSE: Loan proceeds shall be used to (i) refinance existing indebtedness of Borrower at Bank One, Oklahoma, N.A.; (ii) repay indebtness to shareholders originally incurred to fund retirement all issues of Series B preferred stock (iii) acquire interest in the Bosh #1 and Hancock #1 from Tara Energy Partnership (iv) finance future acquisition and development of oil and gas properties; (v) issue letters of credit to meet governmental bonding requirements and; (vi) temporary working

Mr. Ken L. Kenworthy
October 25, 2000
Page 2


                  capital, subject to a $250,000 sub-limit; (vii) other corporate purposes as may be authorized by the Lender in its sole discretion.

BORROWING
BASE: The "Borrowing Base" in effect at any time shall be that amount as established by Lender, in its sole and absolute discretion and consistent with its general lending policies then in effect, and based upon its evaluation of the Borrower's Collateral and such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower) as Lender customarily considers in evaluating similar oil and gas credits. Borrower recognizes that decreases in the Borrowing Base may be caused by such factors as declines in production volumes, other adverse changes in operating conditions, price decreases, other adverse market or economic conditions, and increases in interest rates. Lender may, in its sole discretion, require additional Borrowing Base determinations at any time.

                  The Borrowing Base and the amount of any scheduled monthly reductions to the Commitment Amount (a "Monthly Commitment Reduction") shall be redetermined by Lender, in its sole and absolute discretion, each January 1st and July 1st during the term hereof following Lender's review and evaluation of Borrower's oil and gas properties. The initial Borrowing Base is anticipated to be $7,250,000.00 and the Half Life of the Borrower's Oil and Gas properties is 69 months. The initial Monthly Commitment Reduction shall be $105,000.00 per month beginning December 1st and continuing on the first (1st) day of each month thereafter until Borrower is notified of a change to either the Borrowing Base and/or the Monthly Commitment Reduction.

                  If after any redetermination of the Borrowing Base, the Loan Balance should exceed the redetermined Borrowing Base, one or more of the following remedies may be required by Lender in its discretion.

                                    (a)     The Borrowing Base may be adjusted
                                            to an amount consistent with the
                                            redetermined availability.

                                    (b)     A reduction of the Loan Balance may
                                            be required by virtue of principal
                                            prepayment to an amount sufficient
                                            to reduce the Loan Balance to an
                                            amount less than or equal to the
                                            redetermined availability.

                                    (c)     The pledge of additional collateral
                                            of sufficient value and acceptable
                                            to Lender may be required to raise
                                            the Borrowing Base level above the
                                            outstanding Loan Balance.

Mr. Ken L. Kenworthy
October 25, 2000
Page 3


COLLATERAL:       The Loan Agreement, the Note and all advances thereunder
                  together with all obligations pursuant to all loan documents executed in conjunction with any of the above (the
                  "Obligations") shall be secured by (i) all oil and gas properties now owned or hereafter developed or acquired by Borrower and (ii) all of Guarantors' stock ownership in the Borrower. In conjunction with the execution of the Loan
                  Agreement and Note, Borrower shall execute (i) a mortgage, deed of trust or similar instrument on oil and gas properties representing, at least, eighty five percent (85%) of the total value of all oil and gas properties owned by Borrower, as determined by Lender. Any properties not mortgaged to Lender shall not be pledged or encumbered by Borrower and shall be available to Lender to be mortgaged at its discretion.

RATE: Amounts outstanding under the facility shall accrue interest at the floating Prime Rate of interest, adjusted on the day of each change, plus 1/2%. Prime Rate shall be as quoted in the Wall Street Journal (Southwest Edition).

FEES:             (A)      COMMITMENT FEE. A $10,000 Commitment Fee shall apply
                           to the initial Commitment Amount. A one-half of one percent (1/2%) Commitment Fee shall apply to any subsequent increases to the Commitment Amount made in accordance with scheduled redeterminations of the Borrowing Base. Additional fees may be negotiated between Lender and Borrower if Lender is requested to complete an unscheduled redetermination of the Borrowing Base.

                  (B) NON-USE FEE. Borrower shall pay a one-half of one percent (1/2%) per annum non-use fee on the unused balance of the Commitment Amount quarterly in arrears.

                  (C) ENGINEERING FEE. Borrower shall pay Lender an initial Engineering Fee of $5,000 upon the closing of the proposed facility. Subsequent engineering fees of $2,500 shall be paid upon each scheduled semi-annual redetermination of the Borrowing Base and/or each unscheduled redetermination requested by the Borrower.

                  (D)      LETTER OF CREDIT FEE. A fee equal to the greater of
                           (i) 2.00% per annum of the face amount of any letter of credit issued under the facility; or (ii) $250.00 shall be due and payable on or before the issuance of any Letter of Credit.

                  (E) PREPAYMENT FEE. A fee equal to 1/2% of the average Loan Balance over the immediately preceding 12 months (if less than 12 months, then the average Loan Balance since inception) shall be due in the event the Borrower prepays all or any substantial part of the Loan Balance directly or indirectly with any funds provided by or obtained from a lender other

Mr. Ken L. Kenworthy
October 25, 2000
Page 4


                           than Lender herein or from the sale or offering of any equity interest whatsoever in Borrower or any affiliate. Lender agrees that said pre-payment fee shall be credited towards any new commitment fee required by Lender as a condition of refinancing.

MATURITY:          May 1, 2003

REPAYMENT
 PROGRAM: Beginning November 1, 2000 and continuing on the first (1st) day of each month thereafter during the term hereof, Borrower shall make a payment of all accrued but unpaid interest on the Note. In the event the Loan Balance exceeds the Commitment Amount, Borrower shall prepay, without premium or penalty, a principal amount sufficient to reduce the Loan Balance to an amount at or below the Available Credit. All unpaid principal together with any accrued but unpaid interest shall be due and payable in full at Maturity.

CONDITIONS:       The obligations of Lender to enter into this agreement and to make any advances under the Note is subject to the satisfaction of the following conditions precedent, unless waived in writing by Lender:

                  1. Lender shall have received an executed version of a Loan Agreement, Note, Guaranty Agreements, any oil and gas mortgages or other instruments, UCC financing statements, and any other loan documents required by Lender;

                  2. Lender shall have received copies of the Articles of Incorporation and all amendments thereto and the Bylaws and all amendments thereto of Borrower accompanied by a certificate issued by the secretary of Borrower to the effect that such copy is correct and complete;

                  3. Certificates of Incumbency and signatures or other evidence of all officers of Borrower who are authorized to execute the loan documents on behalf of Borrower;

                  4. Copies of resolutions approving the loan documents and authorizing the transactions contemplated herein and therein duly adopted by the Borrower's board of directors accompanied by a certificate of the Borrower's Secretary to the effect that such copies are true and correct copies of such consents, duly adopted at meetings or by unanimous consent of the Borrower's board of directors;

                  5. Lender shall have received a certificate dated as of a recent date from the Secretary of State or other appropriate governmental authority evidencing the existence or qualification and good standing of Borrower in all

Mr. Ken L. Kenworthy
October 25, 2000
Page 5


                           jurisdictions wherein its failure to be so qualified would constitute a material adverse effect upon Borrower's ability to repay the Note;

                  6. Lender shall have received undated "Letters in Lieu of Transfer" in form and substance satisfactory to Lender from the Borrower to each purchaser of production and distributor of the proceeds of production from or attributable to the properties pledged to the Lender authorizing and directing the addresses to make further payments attributable to production from said properties directly to Lender. Lender agrees that none of such letters provided by Borrower pursuant to this Section 6 will be sent to the addressees prior to the occurrence of an Event of Default, at which time the Lender may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters.

                  7. Lender shall have received such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

                  8. Lender shall have reviewed and approved of Borrower's title ownership to the oil and gas properties to be pledged as collateral.

                  9. Borrower shall have disclosed any and all pending or threatened litigation matters to Lender and Lender shall be satisfied that such litigation matters are not expected to result in any material impairment of the ownership of the Borrower in any Collateral or to have a Material Adverse Effect on the Borrower.

Lender shall have no obligation to advance any funds under this loan upon the occurrence of and during the continuance of any Event of Default, until such event has been waived and/or cured to the satisfaction of Lender.

AFFIRMATIVE
COVENANTS:        1.       Within 90 days following the conclusion of each
                           fiscal year of the Borrower, Borrower shall furnish to the Lender a consolidated financial statement prepared in accordance with GAAP and audited by and issued with an "unqualified opinion" from an independent firm of certified public accountants acceptable to Lender. Concurrent with the financial statements, Borrower shall provide a Compliance
                           Certificate executed by a responsible officer of Borrower ("Responsible Officer") stating that such Officer, after due inquiry, has no knowledge of a Default or Event of Default and containing a computation of, and demonstrating compliance with, the financial covenants set forth herein.

                  2. Within 60 days of the end of each calendar quarter, Borrower shall provide Lender a consolidating/ consolidated financial statement prepared by the Borrower in a manner consistent with the annual audited financial

Mr. Ken L. Kenworthy
October 25, 2000
Page 6


                           statements. Concurrent with the financial statements, Borrower shall provide a Compliance Certificate executed by Borrower's Responsible Officer stating that such Officer, after due inquiry, has no knowledge of a Default or Event of Default and containing a computation of, and demonstrating compliance with, the financial covenants set forth herein.

                  3. Within 30 days of the annual anniversary date of the last financial statement provided, each of the Guarantor's shall provide to Lender a current and complete financial statement, signed by the Guarantor. A complete financial statement shall include a (i) balance sheet (ii) statement of income and debt service obligations (iii) most recent tax return (iv) statement of contingent liabilities.

                  4. Beginning December 15, 2001 and annually, thereafter, Borrower will provide Lender with an engineering report in form and substance acceptable to Lender, prepared by an independent petroleum engineering firm acceptable to Lender, covering the Borrower's oil and gas properties, (together with such other appropriate information as may be requested by Lender). Said report shall have been prepared with an effective date of January 1, of the proceeding year and shall include reporting of any material gas balancing liabilities.

                  5. Beginning June 15, 2001 and annually thereafter, Borrower shall provide Lender with an in-house petroleum reserve report (and/or such other appropriate information as may be required and/or acceptable to Lender in lieu of an in-house petroleum reserve report) on all of the Borrower's oil and gas properties. Said report and/or information shall have been prepared so as to allow Lender to update the last provided independent engineering report and complete its semi-annual redetermination of the Borrowing Base.

                  6. Within 60 days of the end of each calendar quarter, Borrower shall provide Lender with quarterly report, in form and substance satisfactory to the Lender, indicating the immediately preceding quarter's sales volume, sales revenues, production taxes, operating expense and net operating income from or attributable to the oil and gas properties pledged to secure the Note hereunder, with detailed calculations and worksheets, and, in the case of take or pay or prepayment agreements during such quarter, provide copies of same.

                  7. The Borrower will at all times remain in compliance with all federal and state laws, including environmental laws and ERISA, except where such noncompliance will not have a material adverse effect upon Borrowers' ability to repay the obligations set forth herein.

Mr. Ken L. Kenworthy
October 25, 2000
Page 7


                  8. The Borrower will pay all reasonable legal and other reasonable customary out-of-pocket expenses incurred by the Lender in connection with this transaction to include all mortgage filing, title due diligence and legal fees.

                  9.       Borrower will maintain its depository
                           accounts with Local Oklahoma Bank, N.A.

                  10. Borrower will promptly cure any defects in the execution and delivery of any of the documents executed in conjunction herewith and contemplated hereby and will execute, acknowledge, and deliver any such other documents, assurances, instruments and information as shall be necessary to fulfill the terms hereof.

                  11. Borrower and shall maintain its current line of business, as engaged in as of the date hereof, unless otherwise consented to in writing by Lender.

FINANCIAL
COVENANTS:        1.       Beginning with the period ending 12/31/00, the
                           Borrower shall maintain a minimum "Adjusted Current
                           Ratio". The "Adjusted Current Ratio" is for all purposes herein defined as current assets (as defined by GAAP) plus any unfunded availability under the credit facility divided by current liabilities (as defined by GAAP) exclusive of any balances outstanding the proposed credit facilities from Lender that would otherwise be accounted for as a current liability. The minimum Adjusted Current
                           Ratio shall be .80:1.00 for the quarterly reporting period ended 09/30/00 and 1.00:1.00 for the quarterly reporting period ending 12/31/00 and each quarterly reporting period thereafter.

                  2. Beginning with the quarter ending 12/31/00, Borrower shall maintain a "Debt Service Coverage Ratio" of at least 1.10:1.00. The "Debt Service Coverage Ratio" shall be calculated as the quotient of the sum of Net Income as defined by GAAP, minus dividends, plus depreciation, depletion and amortization expense, plus interest expense (for the quarter ended), DIVIDED BY the sum of the quarterly principal reductions required to amortize the Loan Balance (as of quarter end) over the Half Life the Borrower's Oil and Gas
                           Properties (not to exceed 84 months), plus interest expense for the quarter then ended, plus any other current maturities of long term debt (including Capital Lease Obligations) realized during the quarter then ended.

                  3. Beginning with the quarterly reporting period ending 12/31/00, the Borrower shall maintain a minimum Tangible Net Worth of not less than 100% of the Tangible Net Worth reported in the 09/30/00 financial

Mr. Ken L. Kenworthy
October 25, 2000
Page 8


                           statement, plus (i) 75% of Net Income realized for each quarter thereafter and (ii) 75% of any increase in Tangible Net Worth resulting from any infusion of equity subsequent to 09/30/00.

NEGATIVE
COVENANTS:        1.       Borrower will not further create, assume, or suffer
                           to exist any mortgage, pledge, lien, charge or encumbrance on any of the property of the Borrower, personal or real, tangible or intangible, referenced without the prior written agreement of the Lender.

                  2. Borrower will not, during any fiscal year sell, transfer, or otherwise dispose of any substantial portion (defined as amounts exceeding $100,000 in the aggregate) of their assets, now owned or hereafter acquired, whether pursuant to a single transaction or a series of transactions without the prior written agreement of the Lender.

                  3. Borrower will not enter into any merger or consolidation with any person or entity or permit any such merger or consolidation of the Borrower without the prior written Agreement of the Lender.

                  4. Borrower will not make any other loans, advances, or other extensions of credit, direct or indirect, to or for the benefit of any person or entity or Affiliate aggregating in excess of $100,000 in the aggregate and will not enter into any other transactions, including without limitation, the purchase, sale, or exchange of property, or the rendering of services, with any person or entity or Affiliate without the prior written agreement of the Lender. For the purposes of this Letter Agreement, the term "Affiliate" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

Mr. Ken L. Kenworthy
October 25, 2000
Page 9


                  5. Borrower will not, directly or indirectly purchase, redeem, or otherwise, retire any shares, pay any dividends, or apply or set apart any sum of money for same, without the written agreement of the Lender.

                  6. Borrower will not further create or incur any indebtedness which aggregately exceeds $100,000 except (i) advances under this current facility;
                           (ii) current accounts payable arising in the ordinary course of business.

                  7. Borrower will not directly or indirectly, guarantee, agree to purchase or repurchase, or become liable or remain liable with respect to the indebtedness of any person or entity in excess of $100,000 without the written agreement of the Lender.

                  8. Borrower will not enter into any transaction providing (i) for the hedging, forward sale, swap or any derivation thereof of crude oil or natural gas or other commodities; or (ii) for a swap, collar, floor, cap, option, corridor, or other contract which is intended to reduce or eliminate the risk of fluctuation in interest rates, as such terms are referred to in the capital markets, except the foregoing prohibitions shall not apply to transactions consented to in writing by the Lender.

                  9. Borrower will not make any principal reductions to its shareholders on any existing indebtedness to such shareholders without the prior written consent of Lender. Interest payments may be made on existing shareholder debt so long as (i) the annual rate of interest paid on such shareholder debt is not in excess of that paid to the Lender and (ii) the Borrower is not in default of its Loan Agreement with Lender.

EVENTS OF DEFAULT: Each of the following shall constitute an Event of Default hereunder:

                  1.       Non-payment of principal and/or interest.
                  2. Violation of any of the terms, conditions or covenants contained herein.
                  3. Any adverse change in the Borrower's financial condition.
                  4.       Substantial change in the management of the Borrower.
                  5.       Insolvency or bankruptcy of the Borrower
                  6.       Any false representation or warranty by the Borrower.
                  7. Guarantor's failure to comply with the terms of its Guaranty Agreement.
                  8.       Any "Event of Default" under the Note.

REMEDIES:         Upon the occurrence of Events of Default No. 5 or No. 6,
                  immediately and without notice, (i) all obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which

Mr. Ken L. Kenworthy
October 25, 2000
Page 10


                  are hereby expressly waived by the Borrower, and (ii) the commitment to advance shall immediately cease and terminate unless and until reinstated by the Lender in writing, and in such event, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits of the Borrower (general or special, time or demand, provisional or final) held by the Lender, except to the extent any such deposits contain funds of persons other than Borrower to any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the obligations.

                  Upon the occurrence of any Event of Default other than Event of Default No. 5 or No. 6, Borrower shall have thirty (30) days after receiving written notification of the Event of Default (Notwithstanding the aforementioned sentence, Borrower shall have 10 days after receiving written notification of the occurrence of Event of Default No. 1 herein to cure such a Default) to cure such Default but, during such cure period, the Lender will not, as a result of such Default, accelerate the Note or exercise any of its rights pursuant to the Loan Documents, and such Default will not constitute an "Event of Default", unless such Default is not remedied to the reasonable satisfaction of Lender within 30 days (or 10 days as the case may be) after Borrowers' receipt of such written notification. In the event Borrower shall fail to effectuate such a cure Lender may declare all obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower, and the Lender's commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing, and in such event, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits containing funds of the Borrower (general or special, time or demand, provisional or final) held by the Lender, and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the obligations although such Obligations may be unmatured.

                  Subject to the provisions of this Agreement, upon the occurrence of any Event of Default the Lender may, in addition to the foregoing, exercise any or all of its rights and remedies provided by law or pursuant to any other loan documents executed in conjunction herewith

The proposed terms are not intended to be exhaustive or complete; however, should be representative of the most substantial of those that would survive to a final comprehensive loan agreement.

Mr. Ken L. Kenworthy
October 25, 2000
Page 11


If you are agreeable to the proposed terms contained herein, please so indicate with your signature below upon the receipt of which, we shall proceed with submitting the same for approval. Thank you for the opportunity to provide this proposal and we look forward to working with you.

Sincerely,

/s/ John K. Slay, Jr.

John K. Slay, Jr.
Senior Vice President



Agreed and accepted this 25th day of October, 2000.




  /s/ Ken L. Kenworthy, Jr.                          /s/ Ken L. Kenworthy
--------------------------------                   -----------------------------
Ken L. Kenworthy, Jr.                              Ken L. Kenworthy
Chief Executive Officer                            Chief Financial Officer
GMX Resources Inc.                                 GMX Resources Inc.

                                CREDIT AGREEMENT



                  THIS AGREEMENT is made effective as of February 18, 1998, by and GMX RESOURCES INC., an Oklahoma corporation (hereinafter referred to as "Borrower") and BANK ONE, OKLAHOMA, N.A., a national banking association (hereinafter referred to as "Bank").

                                   WITNESSETH:

                  WHEREAS, the Borrower desires to borrow up to a maximum principal amount of $20,000,000.00 from the Bank in the form of a reducing revolving line of credit, the proceeds of which shall be used by the Borrower for the purpose of acquisition, exploration, development and operation of oil and gas interests and to provide for general working capital needs of the Borrower; and

                  WHEREAS, the Borrower desires to secure its obligations to the Bank as described herein with the oil and gas properties and other assets as described herein, all pursuant to the terms and conditions of this Agreement and other loan and security documents described herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                  1. DEFINITIONS. As used in this Agreement, the following terms with their initial letter capitalized shall have the following meanings, except where the context otherwise requires:

                           1.1 AGREEMENT. The term "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended, supplemented or modified.

                           1.2 BASE RATE. The term "Base Rate"shall mean that fluctuating annual rate of interest adopted by the Bank, from time to time (whether or not charged or published), as its "Base Rate."

                           1.3 BORROWING BASE. The term "Borrowing Base" shall mean, with respect to the Borrower at all times during the term of the Loan, the loan value of the Oil and Gas Properties securing the Loan. For purposes of determining the Borrowing Base, the loan value of the Oil and Gas Properties shall be determined by the Bank in accordance with the Bank's lending policies as may be in effect from time to time, other credit factors consistently applied from time to time, and such other guidelines as may be determined by the Bank in its sole discretion. The determination of the loan values, the properties constituting the Borrowing Base and the value of such properties shall be at the Bank's sole discretion acting in good faith and using assumptions regarding pricing, discount rate and other credit factors consistent with those used by the Bank at the time of determination with other similar credits, and for purposes of this Agreement such determination may be made semi-annually throughout the term of the Loan as of January 1 and July 1 of each year, beginning July 1, 1998. On each Evaluation Date, the Bank shall make two determinations of the Borrowing Base as follows: (1) the loan value of the Oil and Gas Properties as of said Evaluation Date together with the applicable amount of the Monthly Commitment Reductions for the period ending with the next succeeding Evaluation Date, and (2) an amount determined by the Bank to be the anticipated loan value of the Oil and Gas Properties on the next succeeding Evaluation Date, such amount not being subject to any Monthly Commitment Reductions. The Borrowing Base for the period beginning with said Evaluation Date and ending on the next succeeding Evaluation Date shall be the amount of (1) or (2) above which is elected by the Borrower pursuant to Section 2.4 hereof. Any of the Oil and Gas Properties which are not subject to the Loan Documents or are not supported by title evidence satisfactory to the Bank and its counsel, will not be included in the calculation of the Borrowing Base. The initial Borrowing Base for the loan shall be $5,500,000.00 from closing to July 1, 1998, subject to the initial Monthly Commitment Reductions of $55,000.00 as described herein, at which time the Borrowing Base shall be redetermined as provided above.

                           1.4      BUSINESS DAY. The term "Business Day"
         shall mean any day other than a Saturday or Sunday or other holiday on which commercial banks are open for business with the public in Oklahoma City, Oklahoma.

                           1.5 CASH FLOW. The term "Cash Flow" means (i) Net Income of the Borrower, PLUS (ii) all depreciation, depletion, gains, losses and other noncash items of the Borrower, LESS (iii) all cash dividends paid, all as determined in accordance with GAAP.

                           1.6 COLLATERAL. The term "Collateral" shall have the meaning ascribed to such term as in provided in Section 6 hereof.

                           1.7 CURRENT ASSETS. The term "Current Assets" shall mean all of the current assets of the Borrower, as determined in accordance with GAAP.

                           1.8 CURRENT LIABILITIES. The term "Current Liabilities" shall mean all. of the current liabilities of the Borrower, as determined in accordance with GAAP.

                           1.9 DEBT. The term "Debt" means, as to any person, all indebtedness, liabilities and obligations of such person, determined in accordance with GAAP, including all contingent and indirect obligations and liabilities.

                           1.10     DEBT COVERAGE RATIO. The term "Debt
         Coverage Ratio" means the quotient of (i) Cash Flow for the previous calendar quarter, divided by (ii) the amount of the Monthly Commitment Reductions for that calendar quarter, whether Borrower elects determination (1) or (2) under Section 1.3 above.

                           1.11     ENVIRONMENTAL LAWS. The term
         "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to Borrower's business and facilities. Such laws and regulations include, but are not limited to, the Resource Conservation and Recovery Act, Comprehensive Environmental Response; Compensation and Liability Act; Toxic Substances Control Act; Clean Water Act; Clean Air Act; Comprehensive Environmental Response, Compensation and Liability Information System; all state and federal superlien and environmental cleanup programs; and all other applicable environmental laws and regulations of all applicable jurisdictions.

                           1.12 ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

                           1.13 EVALUATION DATE. The term "Evaluation Date" shall mean each January 1 and July 1 throughout the term of the Loan, beginning July 1, 1998.

                           1.14 EVENTS OF DEFAULT. The term "Events of Default" shall have the meaning ascribed to such term as in provided in
         Section 10 hereof.

                           1.15 GAAP. The term "GAAP" shall mean the generally accepted accounting principles, practices and procedures, set forth by the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, which are applicable as of the date of the end of the fiscal quarter immediately preceding such date of determination.

                           1.16 LETTERS OF CREDIT. The term "Letters of Credit" shall mean all letters of credit issued by the Bank for the benefit of the Borrower, and any affiliate of the Borrower, during the term of the Loan.

                           1.17 LIBOR INTEREST PERIOD. The term "LIBOR Interest Period" means, with respect to each particular LIBOR Portion of the Loan, a period of 1 month, as specified in the Rate Election applicable thereto, beginning on and including the date specified in a Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began or the last day of the month if shorter, provided that each LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such LIBOR Interest Period shall end on the immediately preceding Business Day). No LIBOR Interest Period may be elected which would extend past the date on which the Loan is due and payable.

                           1.18 LIBOR PORTION. The term "LIBOR Portion" means any portion of the unpaid principal balance of the Loan which Borrower designates as such in a Rate Election. The Loan shall have no more than three LIBOR Portions outstanding at any time.

                           1.19 LIBOR RATE. The term "LIBOR Rate" means, with respect to each particular LIBOR Portion within either of the Loans and with respect to the LIBOR

         Interest Period, the rate of interest per annum determined by Bank in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to Bank at approximately 9:00 a.m. Oklahoma City, Oklahoma time two Business Days prior to the first day of such LIBOR Interest Period (by prime banks in the London interbank market which have been selected by Bank in accordance with its customary general practices) for delivery on the first day of such LIBOR Interest Period in an amount equal or comparable to the amount of the Bank's LIBOR Portion within such Loan and for a period of time equal or comparable to the length of the LIBOR Interest Period. The LIBOR Rate determined by Bank with respect to a particular LIBOR Portion shall be fixed at such rate for the duration of the associated LIBOR Interest Period.

                           1.20 LIEN. The term "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Debt, whether arising by agreement or under any statute or law, or otherwise.

                           1.21 LOAN. The term "Loan" shall mean the loan contemplated by this Agreement and evidenced by the Note and the Letters of Credit, and as evidenced and secured by the Loan Documents, and any and all other loans and extensions of credit made by the Bank to the Borrower, whether now existing or hereafter incurred.

                           1.22 LOAN DOCUMENTS. The term "Loan Documents" shall collectively mean this Agreement, the Note, the Letters of Credit, all mortgages, security agreements, financing statements, assignments, transfer orders and all other loan or security documents and instruments executed and delivered in connection with the Loan, and all renewals, extensions, amendments, modifications, replacements and supplements thereof and thereto.

                           1.23     MATERIAL ADVERSE EFFECT. The term
         "Material Adverse Effect" means any set of circumstances or events which (i) could have a material adverse effect upon the validity, performance or enforceability of this Agreement or any other Loan Documents, (ii) could be material and adverse to the financial condition or business operations of the Borrower, (iii) could materially impair the ability of the Borrower to perform its obligations under this Agreement or any other Loan Documents, or (iv) constitutes an Event of Default.

                           1.24     MAXIMUM COMMITMENT AMOUNT. The term
         "Maximum Commitment Amount" shall mean the lesser of the amount of: (A) $20,000,000.00; or (B) the amount of (i) the Borrowing Base, less (ii) the aggregate amount of the Monthly Commitment Reductions with respect to the Loan. The initial Maximum Commitment Amount shall be $5,500,000.00.

                           1.25 MONTHLY COMMITMENT REDUCTION. The term "Monthly Commitment Reduction" shall mean the monthly amount as designated by the Bank, which shall reduce the maximum principal amount available for advances on the Note, on a monthly basis from each Evaluation Date until the next occurring Evaluation Date.
         The initial Monthly Commitment Reduction shall be $55,000.00 per month.

                           1.26 MORTGAGED PROPERTY. The term "Mortgaged Property" shall mean all of the Oil and Gas Properties initially listed in Exhibit "A" attached hereto and all additional Oil and Gas Properties which may hereafter be subject to a valid first and prior mortgage in favor of the Bank.

                           1.27 NET INCOME. The term "Net Income" shall mean all net profit or loss after taxes of the Borrower, as determined in accordance with GAAP.

                           1.28 NOTE. The term "Note" shall mean that certain Promissory Note dated even date herewith in the principal face amount of $20,000,000.00 made by Borrower and payable to the order of the Bank, together with all renewals, extensions, modifications and substitutions thereto and therefor.

                           1.29 OIL AND GAS PROPERTIES. The term "Oil and Gas Properties" shall mean all of the Borrower's rights, title and interests in and to all oil and gas properties and other mineral interests of whatsoever kind or character, whether now owned or hereafter acquired by the Borrower.

                           1.30 PBGC. The term "PBGC" means the Pension Benefit Guaranty Corporation and any successor to all or any of its functions under ERISA.

                           1.31 PERMITTED DEBT. The term "Permitted Debt" means (i) any accounts payable, taxes, insurance, operating expenses and all other general and administrative expenses and other obligations of the Borrower incurred in the normal course of Borrower's business operations, such obligations being in amounts and of the types as are consistent with those identified in the latest financial statements of the Borrower, and (ii) any existing indebtedness secured by any Permitted Lien.

                           1.32     PERMITTED LIENS. The term "Permitted
         Liens" means: (i) pledges or deposits made to secure payment of workers' compensation insurance (or to participate in any fund in connection with workers' compensation insurance), unemployment insurance, pensions or social security programs, (ii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Debt whose payment is not yet due or if the same is due, it is being contested in good faith by appropriate proceedings and the imposition of which would not have a Material Adverse Effect on the Borrower, (iii) Liens for taxes, assessments and governmental charges or levies imposed upon a person or upon such person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith by appropriate proceedings and the imposition of which would not have a Material Adverse Effect on the Borrower, and (iv) pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges.

                           1.33 RATE ELECTION. The term "Rate Election" means a completed rate election in the form of Exhibit "B" hereto.

                           1.34 REGULATION D. The term "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                           1.35 REGULATION U. The term "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                           1.36     REGULATION X. The term "Regulation X"
         means Regulation X promulgated by the Board of Governors of the Federal Reserve System, as in effect from time to time.

                           1.37 REQUEST FOR ADVANCE. The term "Request for Advance" means a completed request for cash advances in the form of Exhibit "C" hereto.

                           1.38 TANGIBLE NET WORTH. The term "Tangible Net Worth" means the difference between the Borrower's (i) Total Assets, excluding any intangibles, and (ii) Total Liabilities, all as set forth in the financial statements of the Borrower and as determined under GAAP.

                           1.39 TOTAL ASSETS. The term "Total Assets" shall mean the Total Assets of Borrower as reflected on Borrower's financial statements and as accounted for under GAAP.

                           1.40     TOTAL LIABILITIES. The term "Total
         Liabilities" shall mean the Total Liabilities of Borrower as reflected on Borrower's financial statements and as accounted for under GAAP.

                           1.41 UNIFORM COMMERCIAL CODE. The term "Uniform Commercial Code" means the Uniform Commercial Code of the State of Oklahoma (12A O.S. Section 9-101 et. seq.), as amended from time to time.

                           1.42     OTHER DEFINITIONAL PROVISIONS.

                                    (a)     All terms defined in this Agreement
         shall have the above-defined meanings when used in the Note or any Loan Document, certificate, report or other document made or delivered pursuant to this Agreement, unless the context shall otherwise require.

                                    (b)     Unless otherwise specified herein,
         all accounting terms shall be interpreted in accordance with GAAP.

                                    (c)     Defined terms used herein in the
         singular shall include the plural and VICE VERSA.

                                    (d)     The words "hereof", "herein",
         "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  2. LOAN TERMS. Subject to the terms and conditions hereof and the terms and conditions of the Loan Documents, the Bank agrees to extend credit to the Borrower, and the Borrower agrees to such extensions of credit from the Bank, in the amount of the Maximum Commitment Amount, subject to the limitations on advances contained herein, together with interest thereon as described herein, which extensions of credit will be evidenced by the Note and the Letters of Credit. These extensions of credits will be in the form of a reducing revolving line of credit which shall be advanced, repaid and readvanced from time to time in accordance with the terms and conditions of this Agreement. All issued and outstanding Letters of Credit shall be deemed advances made on the Note and shall be subject to the restrictions on advances contained in Section 2.6 hereof. The Borrower shall use the proceeds of the Note for the acquisition, exploration, development and operation of Oil and Gas Properties and for working capital needs of the Borrower.

                           2.1      PRINCIPAL. On each Evaluation Date,
         beginning July 1, 1998, the Bank shall establish the amount of the Borrowing Base and the Monthly Commitment Reductions with respect to the Loan for the period between said Evaluation Date and the next Evaluation Date. The Borrowing Base and Monthly Commitment Reductions shall be determined by Bank as provided in Sections 1.3 and 2.4 hereof. The Borrowing Base and Monthly Commitment Reductions, if any, as elected by the Borrower pursuant to Section 2.4 hereof shall be effective on each Evaluation Date and shall continue until the next succeeding Evaluation Date. The Bank will deliver to the Borrower written notice of the amount of the applicable Borrowing Base amounts and the proposed Monthly Commitment Reductions on each Evaluation Date. Within five (5) days after an Evaluation Date, the Borrower will deliver to the Bank written notice of Borrower's election of the applicable Borrowing Base and Monthly Commitment Reductions, as applicable, pursuant to Section 2.4 hereof. The outstanding principal amount of the Note and all outstanding Letters of Credit shall not exceed the Maximum Commitment Amount for the Loan during each such period. Advances on the Note shall be made only in accordance with
         Section 2.7 hereof and not in excess of the Maximum Commitment Amount.

                           2.2 INTEREST. With respect to any part of the outstanding principal amount of the Note which is not a LIBOR Portion as elected by the Borrower under Section 2.3 hereof, such outstanding principal amount shall bear interest at a rate equal to the following percentages in excess of the Base Rate as determined by the Bank based upon the following Pricing Levels and the applicable ratio of the average daily outstanding principal balance under the Note for the preceding calendar quarter divided by the Maximum Commitment Amount as of the last day of said preceding calendar quarter. The principal amount outstanding under the Note which is accruing interest at the Base Rate, plus applicable margin, shall bear interest per annum, accrued from the date of disbursement, at the Base Rate, plus applicable margin, in effect from day to day, with such floating interest rate to change on the effective date of any change in the Base Rate without notice. With respect to any part of the outstanding principal amount of the Note which is a LIBOR Portion, such LIBOR Portion shall bear interest at a rate equal to the following percentages in excess of the LIBOR Rate as determined by the Bank based upon the following Pricing Levels and the applicable ratio of the average daily outstanding principal balance under the Note for the preceding calendar quarter divided by the Maximum Commitment Amount as of the last day of said preceding calendar quarter. During any period in which the Borrower has made such a LIBOR Rate election, the principal amount of the LIBOR Portion shall bear interest per annum, accrued from the date of any disbursement thereunder or accrued during any LIBOR Interest Period as applicable, at a rate equal to the LIBOR Rate, plus the applicable margin as described below. The interest rate will be calculated on the basis of actual number of days elapsed, but computed as if each calendar year consisted of a 365-day year.



             -----------------------------------------------------------------------------
                             Average Outstanding
                                  Principal
              Pricing         Balance/Maximum
               Level         Commitment Amount                 Base Rate       LIBOR Rate
              -------        -----------------                 ---------       ----------
             -----------------------------------------------------------------------------
                 1       Equal to or greater than 75%         Plus 0.50%       Plus 3.25%
             -----------------------------------------------------------------------------
                 2       Equal to or greater than 50%, but    Plus 0.25%       Plus 3.00%
                         less than 75%
             -----------------------------------------------------------------------------
                 3       Less than 50%                        Plus 0.0%        Plus 2.75%
             -----------------------------------------------------------------------------


                  Each election by the Borrower of the applicable interest rate on the Note shall be made in accordance with Section 2.3 hereof.

                           2.3 RATE ELECTIONS. With respect to any part of the outstanding principal amount of the Maximum Commitment Amount not to exceed three separate LIBOR Portions, Borrower may elect a LIBOR Rate, plus applicable margin, for such LIBOR Portion for a LIBOR Interest Period. Borrower may make no such election during the continuance of an Event of Default. Each election by Borrower shall:

                                    (i)      Be made by written notice to Bank
                  or by telephonic notice to Bank promptly confirmed in writing, in the form and substance of the Rate Election, completed and signed by an authorized representative of Borrower; and

                                    (ii)     Specify the election of the LIBOR
                  Rate, the amount of the LIBOR Portion and the first and last days of the LIBOR Interest Period which is to apply thereto; and

                                    (iii) Be received by Bank not later than
                  1:00 p.m., Oklahoma City, Oklahoma time, on the second Business Day preceding the first day of the specified LIBOR Interest Period.

                           Each Rate Election shall be irrevocable. Borrower may make no Rate Election which does not specify the LIBOR Interest Period complying with the definition of "LIBOR Interest Period" in Section 1. Upon the termination of each LIBOR Interest Period, the LIBOR Portion shall, unless the subject of a new Rate Election then taking effect, automatically accrue interest at the Base Rate plus applicable margin.

                           2.4 NOTICE AND ELECTION OF BORROWING BASE AND MONTHLY COMMITMENT REDUCTION ELECTIONS. On each Evaluation Date, the Bank shall provide written notice to the Borrower of the amounts of the proposed Borrowing Bases and Monthly Commitment Reductions as described in Section 1.3 hereof. Borrower shall then elect the amount of the Borrowing Base and associated Monthly Commitment Reductions which will be applicable to the Loan. Such elections shall be made concurrently with the signing of this Agreement and thereafter within five (5) days of each Evaluation Date. After such election, the Maximum Commitment Amount shall be reduced by the amount of the Monthly Commitment Reduction, if any, as of the last day of each month throughout the period beginning with said Evaluation Date and ending on the next subsequent Evaluation Date.

                           Each notice by the Bank and election by Borrower
shall:

                                    (i)      Be made in the form and substance
                  of the "Borrowing Base and Monthly Commitment Reduction Election" attached hereto as Exhibit "D", completed and signed by an authorized representative of both the Bank and Borrower; and

                                    (ii)     Specify the applicable Borrowing
                  Base and Monthly Commitment Reduction elected for the Loan for the period.

                           Each Borrowing Base and Monthly Commitment Reduction Election shall be irrevocable. If Borrower fails to make any such election for the Loan, the Monthly Commitment Reduction shall continue to be the monthly amount of the prior elected Monthly Commitment Reduction. Such Monthly Commitment Reduction amount shall continue to be used to calculate the Maximum Commitment Amount for the Loan until Borrower provides another Monthly Commitment Reduction Election in the manner stated above changing the amount of the Monthly Commitment Reduction.

                           2.5 REPAYMENT. Payments of accrued interest on the outstanding principal balance of the Note shall be due and payable monthly, beginning on March 31, 1998, and continuing thereafter on the last day of each and every month and at maturity. If the principal amount outstanding on the Note and the amount of all outstanding Letters of Credit exceed the Maximum Commitment Amount with respect to the Loan on the last day of any month, the Borrower shall, within ten
         (10) days of written notice from the

         Bank (i) make such principal payments as may be necessary to reduce the outstanding principal amount the Note to the Maximum Commitment Amount, or (ii) pledge additional collateral as security for the Loan in amounts and condition as satisfactory to the Bank.

                           2.6 MATURITY DATE. The Note shall mature on January 31, 2001, at which time all outstanding and unpaid principal and all accrued and unpaid interest on the Note shall be immediately due and payable.

                           2.7 ADVANCES. Advances under the Note (and issuing Letters of Credit which shall be deemed advances under the
         Note) will be made from time to time prior to the maturity date thereof upon request of the Borrower, provided, however, the aggregate principal amount at any one time outstanding on the Note and all outstanding Letters of Credit shall not exceed the lesser of the (A) Maximum Commitment Amount, or (B) the principal face amount of the Note. All advances on the Note (or with respect to a Letter of Credit) shall be made in accordance with this Agreement and the Bank shall not be obligated to make any such advance if (i) an Event of Default shall exist under this Agreement, or (ii) the amount of such advance and all other such outstanding advances made by the Bank would exceed the lesser of (A) or (B) above.

                           Borrower may request a cash advance under the Note orally, but said oral request will be confirmed in writing. Borrower must request an advance in the form of a Letter of Credit in writing. All such requests (or confirmations) for advances in writing shall be in a form consistent with Exhibit "C" attached hereto. Subject to the limitations on advances contained above, the Bank shall deposit the amount of such cash advance in one or more designated accounts maintained at the Bank on the same business day as any written request is received by 2:00 p.m. on such date, or on the next business day, if such written request is received later than 2:00 p.m. Subject to the limitations on advances contained above, the Bank may issue any Letter of Credit within two business days of receipt of information relating to such Letter of Credit that is satisfactory in all reasonable respects to the Bank.

                           2.8 NONUSAGE FEES. Within five (5) days after the end of each calendar quarter, the Borrower shall pay to the Bank a fee equal to a percentage of the difference between the amount of the Maximum Commitment Amount in effect during said quarter and the average daily outstanding principal balance under the Note for said quarter, with such percentage based upon the applicable ratio of the Borrower's outstanding principal balance under the Note divided by the last calculated Borrowing Base, as elected by Borrower.



             --------------------------------------------------------------------------------
                 Maximum Commitment Amount Less the Average
                 ------------------------------------------
                Outstanding Principal Balance Borrowing Base         Nonusage Fee Percentage
                --------------------------------------------         -----------------------
             --------------------------------------------------------------------------------
              Equal to or greater than 75%                                    0.5%
             --------------------------------------------------------------------------------
              Equal to or greater than 50%, but less than 75%                 0.5%
             --------------------------------------------------------------------------------
              Less than 50%                                                   0.375%
             --------------------------------------------------------------------------------


                           2.9      LETTER OF CREDIT FEES. Prior to the
         issuance of any Letter of Credit hereunder, the Borrower shall pay to the Bank a fee equal to two percent (2%) per annum on the amount of the Letter of Credit for the period such Letter of Credit shall be outstanding, with a minimum fee on each Letter of Credit of $400.00. Amendments to any outstanding Letter of Credit shall require a fee of $60.00 per amendment, payable at the time of the amendment.

                           2.10 LOAN FEE. The Borrower shall pay to the Bank a loan fee in the amount of $35,000.00, which such loan fee shall be paid at closing.

                  3. PAYMENTS. The principal of and interest on the Note shall be payable in lawful money of the United States of America, in immediately available funds, at the office of the Bank in Oklahoma City, Oklahoma. All such payments shall be made not later than the close of business of the Bank on the date due, and funds received for principal payments on the Note after such time on any day shall be treated for all purposes of this Agreement as having been received on the next succeeding business day in Oklahoma City. If any payment made by the Borrower under this Agreement or the Note is to be made on a Saturday, Sunday or legal holiday in Oklahoma City, Oklahoma, such payment shall be made on the next succeeding business day and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

                  4. PREPAYMENT. Subject to Section 4.1 below, the Borrower may prepay the Note, either in whole or in part on any date, without premium or penalty, and any such prepayment shall be applied first to accrued interest and then to principal. Any such prepayment shall not waive or defer any scheduled monthly payment or the effects of any Monthly Commitment Reduction.

                           4.1      PREPAYMENT DURING LIBOR INTEREST PERIOD.
         The Borrower hereby indemnifies Bank against, and shall reimburse Bank upon demand for, any loss or expense incurred or sustained by Bank (including without limitation any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds of, or acquired by, the Bank to fund or maintain any LIBOR Portion of the Loan during a LIBOR Interest Period) as a result of any prepayment (whether authorized or otherwise) of all or a portion of a LIBOR Portion of the Loan on a day other than the day on which the applicable LIBOR Interest Period ends for said LIBOR Portion.

                  5. DEFAULT INTEREST. If any Event of Default occurs and is not cured within the applicable cure period described in the Loan Documents, in lieu of the interest rate provided in the Note, all sums owing by Borrower to the Bank in connection with the Loan shall bear interest at the rate equal to five percent (5%) per annum in excess of the Base Rate, accrued from the date after the applicable grace period to cure the Event of Default as is provided for herein, to the date on which such Event of Default is cured to the reasonable satisfaction of the Bank.

                  6. COLLATERAL. Payment of the Note will be secured by the following collateral security which shall be evidenced by the Loan
Documents:

                           6.1 MORTGAGES. A first and prior lien created by mortgages, deeds of trust, assignments, security agreements and financing statements, in form satisfactory to the Bank, covering the Mortgaged Property, subject only to such encumbrances as might be approved in writing by the Bank.

                           6.2 SECURITY INTEREST. A first and prior security interest covering all of Borrower's respective interests in:
         (a) all oil, gas, and other hydrocarbons and other minerals produced from or allocated to the Mortgaged Property and all products processed or obtained therefrom, the proceeds thereof, and all accounts, contracts rights and general intangibles under which such proceeds may arise; (b) all (whether now owned or hereafter acquired by operation of law or otherwise) equipment, improvements, materials, supplies, fixtures, goods and personal property of whatever nature now or hereafter used, or held for use, in connection with the Mortgaged Property (or in connection with the operation thereof or the treating, handling, storing, transporting or marketing of oil, gas or other minerals produced therefrom or allocated thereto), and all accessions and appurtenances thereto and all renewals or replacements thereof or substitutions therefor, (c) all contract rights, contractual rights and other general intangibles related to the Mortgaged Property or to the operation thereof or the treating, handling, storing, transporting or marketing of oil, gas or other minerals produced therefrom or allocated thereto, (d) all funds, accounts, instruments, documents, notes or chattel paper of the Borrower arising from or by virtue of any transactions related to the Borrower's interests in the Mortgaged Property (all of the properties, rights and interests described in parts (a), (b), (c) and (d) above being herein sometimes collectively called the "Collateral"), and (e) all proceeds of the Collateral (the Collateral, and the proceeds of the Collateral shall constitute a part of the Mortgaged Property).

                  7. CONDITIONS PRECEDENT. The Bank shall have no obligation to make the foregoing Loan until such time as the following requirements have been satisfied:

                           7.1 LOAN DOCUMENTS. This Agreement, the Note and all other Loan Documents shall have been duly executed, acknowledged (where appropriate) and delivered to the Bank, all in form and substance reasonably satisfactory to the Bank.

                           7.2 AUTHORITY. The Bank shall have received certified copies of the Certificate of Incorporation and Bylaws of Borrower, complete with all amendments thereto, a Certificate of Good Standing from the State of Oklahoma, and copies of resolutions, authorizations and other documents required to authorize the execution, delivery and performance of this Agreement, the Note and the Loan Documents by the Borrower, all in form and substance satisfactory to the Bank.

                           7.3 TITLE INFORMATION. The Bank shall have received and reviewed title information on at least ninety percent (90%) of all of the Mortgaged Property, the results of which shall be satisfactory to the Bank and its legal counsel. Such title information shall evidence Borrower's good and indefeasible title to said Mortgaged Property, free and clear of all liens and encumbrances except as may otherwise be approved in writing by the Bank. Any objections to title which may be issued by the Bank shall be cured prior to closing.

                           7.4 COLLATERAL REVIEW. The Bank shall have received and reviewed such well files, title opinions, division orders, material contracts and agreements and other information concerning the Collateral that the Bank deems necessary to verify the Borrower's respective title to and rights in the Collateral and the Bank shall have determined, in its sole discretion, that such title and the applicable interests of the Borrower thereto shall not be different than those interests previously disclosed to the Bank and that the Bank shall have a first Lien on the Mortgaged Property, except as to title exceptions previously consented to by the Bank in writing.

                           7.5 OPINION OF COUNSEL. A favorable opinion of legal counsel for Borrower, in such form as shall be acceptable to Bank and Bank's counsel, shall have been delivered to the Bank, covering such matters as: (i) the Borrower's due incorporation and qualification under the laws of the State of Oklahoma, and good standing under the laws of the State of Oklahoma; (ii) Borrower's authorization to enter into this Agreement and the other Loan Documents, and that such documents, when executed and delivered, will be the valid and binding obligations of the Borrower enforceable according to their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally; and (iii) that the Loan Documents and other security documents evidencing the Liens of the Bank, when recorded, will be valid liens against the Collateral and that such documents will secure the payment and performance of the Loans and other obligations of the Borrower to the Bank as described herein.

                           7.6      INCUMBENCY CERTIFICATE. The Bank shall
         have received a certificate of an officer of Borrower which shall certify the names of the persons authorized to sign each of the Loan Documents to be executed by such person and the other documents or certificates to be delivered by such person pursuant to the Loan Documents, together with the true signatures of each of such persons. Bank may conclusively rely on the certificates until Bank shall receive a further certificate of an officer of Borrower canceling or amending the prior certificate and submitting the signatures of the persons named in such further certificate.

                           7.7 EQUITY. The Bank shall have received evidence satisfactory to the Bank that the shareholders of the Borrower have contributed cash equity to the Borrower of an aggregate, minimum amount of $1,000,000.00, and shall have received copies of all documentation requested by the Bank evidencing the issuance of all common and preferred stock (or any other equity instrument) all as determined by the Bank in the Bank's sole discretion.

                           7.8 BANKRUPTCY INFORMATION. The Bank shall have received, reviewed and approved all orders, approvals, consents and other such information as the Bank might reasonably require from the United States Bankruptcy Court for the District of Kansas (In re Petroleum Production Management, Inc. and Overland Resources Management, Inc., Debtors, Case No. 97-20144 and Case No. 97-20143, Chapter 11, the "Bankruptcy Case") relating to the acquisition of the Oil and Gas Properties by the Borrower.

                           7.9      ASSIGNMENTS TO BORROWER. The Bank shall
         have received, reviewed and approved all assignments of the Oil and Gas Properties to the Borrower by the debtors in the Bankruptcy Case, such assignments being free of liens and encumbrances of any kind as described in the Bankruptcy Court approved orders, approvals and consents in the Bankruptcy Case.

                           7.10      GAS IMBALANCE. The Bank shall have
         received all information regarding material obligations or liabilities on any contracts or agreements with respect to gas imbalances of the Borrower with respect to the Oil and Gas Properties.

                           7.11      INSURANCE. The Borrower shall have
         provided to the Bank, endorsements to all insurance policies of the Borrower described in Sections 8.16 and 9.5 hereof, which endorsements shall name the Bank as an additional insured.

                           7.12 EXPENSES. The Borrower shall have paid all of the Bank's costs and expenses, including reasonable fees of legal counsel, limited to an amount of $15,000.00, incurred in the negotiation and preparation of the Loan Documents and in closing and perfecting the rights of the Bank under the Loan Documents.

                           7.13 OTHER INFORMATION. The Bank shall have received current financial statements of the Borrower, including a balance sheet of the Borrower dated as of the date hereof, and such other financial information as the Bank might reasonably require.

                           7.14 NO DEFAULT. No default shall have occurred and be continuing under this Agreement or the Note.

                           7.15 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall be true and correct.

                  8. REPRESENTATIONS AND WARRANTIES. To induce the Bank to extend the Loan and enter into this Agreement, the Borrower represents and warrants to the Bank during the term of the Note and any and all renewals and extensions thereof, as follows:

                           8.1 EXISTENCE. The Borrower is duly organized, validly existing, and in good standing under the laws of Oklahoma, and is authorized to do business in all jurisdictions in which its ownership of property and transaction of business legally requires such authorization, and Borrower has full power, authority, and legal right to own its property and transact business as presently transacted or proposed to be transacted.

                           8.2 AUTHORITY. The execution, delivery and performance of the Loan Documents by the Borrower are within the powers of the Borrower, have been duly authorized, are not in contravention of law or the terms of the Borrower's certificate of incorporation or other organization documents, or of any indenture, agreement or undertaking to which the Borrower is a party or by which it is bound.

                           8.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery, and performance by the Borrower of this Agreement requires no approval of or filing with any governmental authority.

                           8.4 BINDING EFFECT. This Agreement and the Loan Documents, when duly executed and delivered, will constitute legal, valid, and binding obligations of the Borrower, fully enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

                           8.5      FINANCIAL CONDITION. Subject to any
         limitations stated therein or in connection therewith, all balance sheets, earnings statements, and other financial data which have been or may hereafter be furnished to the Bank to induce the Bank to enter into this Agreement or otherwise in connection herewith, do or shall fairly represent the financial condition of the Borrower as of the dates and the results of operations for the periods for which the same are furnished, are, or shall be at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Bank a true and accurate knowledge of the respective subject matter involved.

                           8.6 LITIGATION. There is no action, suit, investigation or proceeding pending, or to the knowledge of the Borrower threatened against the Borrower or any of the Mortgaged Property, which would have a Material Adverse Effect on the Borrower or the Bank's rights in the Mortgaged Property.

                           8.7 TAXES. The Borrower has filed all tax returns which are required to be filed and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. This provision, however, does not preclude the Borrower from filing proper extensions or protesting by proper procedure any tax, assessment or penalty.

                           8.8 PERMITS. The Borrower has or has properly applied for, or has properly applied for the transfer of, all licenses, permits, certificates, consents and franchises in order to carry on its business as now being conducted or as anticipated and to own or lease and operate its properties as now owned, leased or operated or as anticipated. All such licenses, permits, certificates, consents, and franchises are valid and subsistent, and the Borrower is not in violation thereof to the extent such violation would cause a Material Adverse Effect.

                           8.9 TITLE TO MORTGAGED PROPERTY AND NO LIENS. All of the Mortgaged Property is free and clear of all Liens, other than Permitted Liens, and Borrower has good and defensible title to such Mortgaged Property.

                           8.10 FULL DISCLOSURE. Except as otherwise disclosed to Bank in writing prior to the execution of this Agreement, there is no material fact that Borrower has not disclosed to Bank which could have a Material Adverse Effect on the properties, business, prospects or condition (financial or otherwise) of Borrower. Neither the financial statements referenced herein, nor any certificate or statement delivered herewith or heretofore by Borrower to Bank in connection with the negotiations of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading which would have a Material Adverse Effect.

                           8.11      USE OF PROCEEDS: MARGIN STOCK. The
         proceeds of the Loans will be used by Borrower solely for the purposes described herein. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or Regulation X, or for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or Regulation X. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Borrower has not taken or will not take any action which might cause the Note or any of the other Loan Documents, including this Agreement, to violate Regulation U or Regulation X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrower does not own margin stock.

                           8.12 PRINCIPAL OFFICE; ETC. The principal office, chief executive office and principal place of business of Borrower is One Benham Place, Suite 600, 9400 N. Broadway, Oklahoma City, Oklahoma, 73114. Borrower maintains its principal records and books at such address.

                           8.13 ERISA. Borrower is in compliance with all ERISA requirements and interpretations with respect to any employee benefit plan of the Borrower and have not incurred any liability to PBGC with respect to any such plan.

                           8.14 COMPLIANCE WITH LAW. Borrower is not in violation of any law, rule, regulation, order or decree which is applicable to Borrower or its properties the result of which could have a Material Adverse Effect.

                           8.15 CASUALTIES. Neither the business nor the properties of Borrower are currently affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

                           8.16 INSURANCE. The Mortgaged Property is insured in accordance with the coverage set forth in Exhibit "E" hereto, with the Bank as an additional insured to the extent of its interest therein. There has been no receipt of any notice from any insurer indicating that coverage or premium rates will be materially changed in the future with respect to the Mortgaged Property or indicating that the Mortgaged Property may not qualify for continued coverage with respect to any such insurance. Borrower is in full compliance with all such insurance contracts and the same are in full force and effect and are enforceable in accordance with their terms.

                           8.17 HAZARDOUS SUBSTANCES. To the best of Borrower's knowledge, all environmental permits, certificates, licenses, approvals, registrations and authorizations required under all Environmental Laws in connection with the business of Borrower have been obtained. No unremedied notice, citation, summons or order has been issued, no unremedied complaint has been filed, no unremedied penalty has been assessed and, to the best of Borrower's knowledge, no investigation or review is pending or threatened by any governmental entity with respect to any generation, treatment, storage, recycling; transportation or disposal of any hazardous or toxic or polluting substance or waste (including petroleum products and radioactive materials) generated or used ("Hazardous Substances") by Borrower which would have a Material Adverse Effect.

                           8.18      GAS IMBALANCE. The Borrower has no
         material obligations or liabilities on any contracts or agreements with respect to gas imbalances or other matters where the Borrower's oil end gas production will be substantially curtailed from the levels of production previously experienced.

                           8.19 NO EVENT OF DEFAULT. No Event of Default has occurred and is continuing.

                           8.20 SURVIVAL OF REPRESENTATIONS. All of the representations and warranties made by the Borrower herein will survive the delivery of the Loan Documents and any renewal and extension of the Loan hereunder. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower under or pursuant to this Agreement or in connection with the transactions contemplated hereby shall constitute representations and warranties made by the Borrower hereunder as applicable.

                  9. COVENANTS OF BORROWER. Until the payment in full of the Note, unless the Bank otherwise consents in writing, the Borrower will perform, or cause to be performed, the following agreements:

                           9.1 INFORMATION. The Borrower will furnish to the Bank all information which the Bank might reasonably request concerning the assets, properties and liabilities and the financial status of the Borrower.

                           9.2      FINANCIAL INFORMATION AND REPORTING.

                                    9.2.1   AUDITED ANNUAL FINANCIAL STATEMENTS.
                  For the year ending December 31, 1998, and annually thereafter, Borrower will furnish to Bank, within one hundred-twenty (120) days after the close of such year, complete copies of Borrower's audited annual financial statements, including balance sheet, income statement and statement of cash flow with accompanying notes and schedules, as of the close of such year, audited by accountants acceptable to the Bank and in form satisfactory to the Bank in accordance with GAAP applied on a consistent basis. All such audited financial statements shall be unqualified.

                                    9.2.2   QUARTERLY STATEMENTS AND COMPLIANCE
                  CERTIFICATE. Borrower will furnish to the Bank, within forty-five (45) days following the end of each calendar quarter, complete copies of its quarterly financial statements prepared by Borrower, in accordance with GAAP
                  (or in another manner acceptable to Bank) consistently applied and true and correct in all material respects. At the same time, Borrower will certify to the Bank, in a written certificate in the form of Exhibit "F" hereto and signed by the Borrower, that no Event of Default has occurred and is continuing, and that no event or condition exists which might become an Event of Default with the lapse of time. If any certificate describes such an Event of Default or other condition, the Borrower shall also describe in detail the steps or actions being taken to cure or rectify said Event of Default or condition.

                                    9.2.3   SEMI-ANNUAL REPORTS. The Borrower
                  will furnish to the Bank, within thirty (30) days after the end of each semi-annual calendar period, beginning with the period ending June 30, 1998, complete copies of reports of revenue and expenses from all Borrower's Oil and Gas Properties, in form reasonably satisfactory to the Bank and true and correct in all material respects.

                                    9.2.4   SEMI-ANNUAL ENGINEERING REPORT. No
                  later than June 1 and December 1 of each year throughout the term of this Agreement, the Borrower will furnish to the Bank an engineering evaluation report dated effective as of the first day of the following month and prepared by an independent petroleum consultant reasonably acceptable to the Bank covering all of the Mortgaged Property. All engineering parameters and assumptions, including without limitation pricing, production and discount assumptions, shall be acceptable to the Bank and shall be consistent with those used by Bank at the time of report with respect to other similar credits. The evaluation reports shall be prepared in form and substance satisfactory to the Bank. The evaluation reports shall be used to determine the adequacy of the Mortgaged Property as collateral. The Bank reserves the right to prepare, or have prepared, an engineering evaluation of any additional Oil and Gas Properties which may become Mortgaged Property and utilize the results to determine collateral adequacy.

                                    9.2.5   OTHER FINANCIAL INFORMATION. The
                  Borrower shall also furnish to the Bank such other information concerning the financial affairs of the Borrower as the Bank might reasonably request.

                           9.3 EXISTENCE. The Borrower shall take all necessary actions to preserve the existence of Borrower and its right to do business in all applicable jurisdictions; to obtain and maintain for the Borrower all necessary governmental approvals, consents, permits, licenses and certificates; to comply with all valid and applicable statutes, laws, rules and regulations; and to continue to conduct its business in substantially the same manner as such business is now conducted.

                           9.4      TAXES. All taxes, assessments,
         governmental charges and levies imposed on the Borrower and its assets, properties, income and profits will be paid prior to the date on which penalties attach thereto, except for those being contested in good faith by appropriate proceedings.

                           9.5 INSURANCE. The Borrower shall maintain policies of insurance on all of its assets and operations with companies, in amounts and against risks as are acceptable to the Bank and consistent with the coverages described in Exhibit "E" hereto. Upon request of the Bank, the Bank will be furnished copies of all such insurance in effect and proof of premium payment. The Borrower shall add the Bank as an additional named insured to such policies.

                           9.6 RECORDS. The Borrower shall maintain accurate books and records of its assets, properties, income, profits, expenses and liabilities and the Bank shall have the continuing right, upon reasonable notice, to inspect such books and records and make copies thereof.

                           9.7 MANAGEMENT. The Borrower shall not make a material change in the management of Borrower from that in effect on the date of this Agreement. For purposes hereof, management shall consist of Ken L. Kenworthy, Jr. as a director and Chief Executive Officer, Fred W. Standefer as a director and President, and Ken L. Kenworthy, Sr., as a director and Chief Financial Officer.

                           9.8 LITIGATION. The Borrower shall notify the Bank of any action, suit, investigation or proceeding pending or threatened against the Borrower, and any other contingent liability of the Borrower, which may cause a Material Adverse Effect.

                           9.9      SALE OF ASSETS. The Borrower will not
         sell, lease, exchange or transfer title to any or all of the Mortgaged Property or other material assets of the Borrower, except for any such sales, leases, exchanges or transfers in an aggregate amount of no more than $500,000.00, provided (i) the proceeds of such transactions are paid to the Bank and applied to the Note and (ii) the Borrowing Base is correspondingly reduced until the next Evaluation Date by an amount equal to the loan amount of the properties sold, leased exchanged or transferred as determined by the Bank.

                           9.10 ENCUMBRANCES. The Borrower will not create or suffer to exist any mortgage, security interest, security agreement, pledge, lien, charge, encumbrance, assignment or transfer upon any of the Mortgaged Property, except for those that may be hereafter granted in favor of the Bank and the Permitted Liens. No shareholder of the Borrower shall have any lien, encumbrance, interest or other right with respect to any of the assets or properties of the Borrower which would be prior or superior to the rights of the Bank under the Loan Documents.

                           9.11 NEGATIVE PLEDGE. The Borrower will not create or suffer to exist any mortgage, security interest, security agreement, pledge, lien, charge, encumbrance, assignment or transfer upon any of the Oil and Gas Properties, whether now owned or hereafter acquired by the Borrower, other than Permitted Liens. The Borrower shall provide the Bank with a complete list of all said Oil and Gas Properties and other assets upon request of the Bank.

                           9.12 LIQUIDATION, MERGER, CONSOLIDATION. Borrower will not liquidate, dissolve or discontinue its normal operations with an intention to liquidate, dissolve or discontinue and will not merge or consolidate with any corporation, firm or partnership unless the Borrower is the surviving entity and no Event of Default would then exist or result therefrom.

                           9.13 DIVIDENDS. BONUSES AND DISTRIBUTIONS. Borrower shall not declare or pay any dividends, bonuses, distributions or payments, either in cash or property to the shareholders of Borrower, provided, however, the Borrower may pay reasonable and customary salaries to officers of the Borrower in the ordinary course of the Borrower's business.

                           9.14 REDEMPTIONS. Borrower shall not redeem, retire, purchase or repurchase any shares of stock of the Borrower, except with respect to any redemption of the Borrower's Series B Preferred Stock in accordance with the terms and conditions of such redemption as set forth in the Letter Agreements dated January 26, 1998, among the Borrower, Petroleum Production Management, Inc., Overland Resources Management, Inc. and Endowment Energy Partners, L.P., and only if such redemption occurs at a time when no Event of Default exists or results therefrom.

                           9.15 ADDITIONAL DEBT. Borrower shall not create, incur, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Debt, except Permitted Debt.

                           9.16 INVESTMENTS. Borrower shall not, directly or indirectly, acquire, purchase, establish or otherwise assume the ownership or control of any business, company, partnership, entity, person or subsidiary, or acquire substantially all of the assets or liabilities of any business, company, partnership, entity, person or subsidiary, provided, however, the Borrower may make such acquisitions of businesses conducting the same lines of business as the Borrower and if no Event of Default would then exist or result therefrom.

                           9.17 ENVIRONMENTAL LAWS. The Borrower will not knowingly cause any violation of applicable Environmental Laws, nor permit any environmental lien to be placed on any portion of its properties.

                           9.18 OWNERSHIP. The ownership of Borrower shall not change during the term of this Agreement.

                           9.19     CURRENT RATIO. Borrower will not permit
         its ratio of Current Assets (including for this purpose the unused portion of the Maximum Commitment Amount) to (ii) Current Liabilities (excluding the amounts of current maturities of the Maximum Commitment Amount in the next twelve months) to be less than 1.0 to 1.0 as determined at the end of each calendar quarter beginning with the calendar quarter ending June 30, 1998.

                           9.20 DEBT COVERAGE RATIO. Borrower shall not permit the Debt Coverage Ratio to be less than (i) 1.0 to 1.0 as determined at the end of the calendar quarter ending June 30, 1998, and
         (ii) 1.1 to 1.0 as determined at the end of each subsequent calendar quarter.

                           9.21 TANGIBLE NET WORTH. Borrower shall not permit its Tangible Net Worth to be less than the sum of (i) $800,000.00, (ii) seventy-five percent (75%) of the Borrower's Net Income for each calendar quarter after the date hereof, and (iii) all proceeds of any additional equity offering of the Borrower after the date hereof. Borrower's Tangible Net Worth shall be determined as of the end of each calendar quarter beginning with the calendar quarter ending June 30, 1998.

                           9.22 CAPITAL EXPENDITURES. Borrower shall not incur or expend, directly or indirectly, for any amount or amounts of capital expenditures (as determined by GAAP) which would be in excess of $100,000.00 in the aggregate for each fiscal year of the Borrower, provided, however, such capital expenditure limitation does not apply to amounts of capital expenditures which are made directly with respect to the operation and development of the Oil and Gas Properties.

                           9.23 OPERATING LEASES. Borrower shall not incur or expend, directly or indirectly, for any amount or amounts of operating lease expenses (as determined by GAAP) which would be in excess of $100,000.00 in the aggregate for each fiscal year of the Borrower, provided, however, such operating lease expense limitation does not apply to amounts of operating leases expenses which are made directly with respect to the operation and development of the Oil and Gas Properties.

                           9.24 AFFILIATE TRANSACTIONS. Borrower will not, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of services other than services rendered as an employee or officer of the

         Borrower) with any officer, director, shareholder, subsidiary, parent corporation or other affiliate, or any entity owned or controlled by any such officer, director, shareholder, subsidiary, parent corporation or other affiliate, other than upon fair and reasonable terms no less favorable than such Borrower could obtain in an arm's-length transaction with another person not an affiliate and does not involve the grant or attachment of alien by the Borrower in favor of such party. Notwithstanding the above, the Borrower shall not pay any management fees of any kind to any affiliate.

                           9.25 LOANS. The Borrower will not loan or advance any funds or other property to any officer, director, shareholder, subsidiary, parent corporation or any third party, or any entity owned or controlled by any such officer, director, shareholder, subsidiary or parent corporation.

                           9.26 EQUITY OFFERINGS. The Borrower shall cause all of the net proceeds of any sale of stock or other disposition of equity interests in the Borrower to be paid to the Bank and applied to Loan. All such sales and dispositions shall be for cash.

                           9.27 CHANGE OF BUSINESS. The Borrower shall not change or otherwise discontinue its primary lines of business from that existing on the date hereof.

                           9.28     HEDGING. The Borrower shall not enter
         into, or agree to enter into, any hedging transaction involving the Oil and Gas Properties.

                           9.29 AUTHORIZATIONS AND APPROVALS. Borrower shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals which may be required or necessary in the Borrower's business or with respect to its assets and properties if the failure to obtain the same could have a Material Adverse Effect.

                           9.30     ERISA COMPLIANCE. Borrower shall (i) at
         all times, make prompt payment of all contributions required under all employee benefit plans and as required to meet the minimum funding standard set forth in ERISA with respect to its plans, (ii) notify Bank immediately of any fact, including, but not limited to, any reportable event arising in connection with any of its plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan, together with a statement, if requested by Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and (iii) furnish to Bank, upon its request, such additional information concerning any of their plans as may be reasonably requested.

                           9.31 BANKING ACCOUNTS. Borrower will establish and maintain all of its general operating banking accounts with the Bank and shall establish such control and administrative devices with respect to such accounts as the Bank may reasonably request.

                           9.32 MAINTENANCE OF COLLATERAL. Borrower will do all things necessary to maintain, preserve, protect and keep all the Mortgaged Property in good condition, and make all necessary and proper repairs, renewals and replacements thereto so that the business anticipated by the Borrower through the ownership, operation or use of the Mortgaged Property can be performed and conducted at all times.

                           9.33 ADDITIONAL COVENANTS. Borrower and Bank may from time to time hereafter agree to modifications to existing covenants or additional covenants with respect to the Loan and this Agreement, which covenants shall be in writing and shall be attached hereto as Exhibit "G" and form a part of this Agreement for all purposes.

                  10. EVENTS OF DEFAULT. The Bank may declare the Note and all other indebtedness and obligations of the Borrower owing to the Bank to be due and payable, or exercise any other right or remedy available to the Bank, if any of the following events ("Events of Default") shall occur and shall not have been timely cured or waived by the Bank as provided in Section 11 hereof:

                           10.1 NONPAYMENT OF NOTE. Default in payment of any interest on or principal of the Note for a period in excess of ten
         (10) days after the date such payment is due; or

                           10.2     OTHER NONPAYMENT. Default in payment of
         any other amount payable to the Bank under the terms of this Agreement or any other Loan Document for a period in excess of ten (10) days after the date such payment is due; or

                           10.3     BREACH OF AGREEMENT. Default by the
         Borrower in the performance or observance of any agreement contained in this Agreement, the Loan Documents or under the terms of any other instrument delivered to the Bank in connection with this Agreement, provided, however, the Borrower shall have thirty (30) days to cure any default under Sections 9.19, 9.20 or 9.21 hereof; or

                           10.4     REPRESENTATIONS AND WARRANTIES. Any
         representation, warranty, statement, certificate, schedule or report made or furnished to the Bank on behalf of the Borrower proves to be false or erroneous in any material respect at the time of the making thereof; or

                           10.5 INSOLVENCY. The Borrower shall: (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Borrower or any of its properties; (ii) admit in writing its inability to pay debts as they mature; (iii) make a general assignment for the benefit of creditors; or (iv) any material part of the assets or property of the Borrower shall be placed in the hands of a receiver, trustee or other officers or representatives of a court or of creditors; or

                           10.6 VOLUNTARY BANKRUPTCY. The Borrower shall be adjudged bankrupt or any voluntary proceeding shall be instituted by the Borrower in insolvency or bankruptcy or for readjustment, extension or composition of debts or for any other relief of debtors; or

                           10.7 INVOLUNTARY BANKRUPTCY. Any involuntary proceeding shall be instituted against the Borrower in insolvency or for readjustment, extension, or composition of debts; or

                           10.8 CREDITOR'S PROCEEDINGS. Entry by any court of a final judgment against the Borrower or the institution of any levy, attachment, garnishment or charging order against the Borrower which materially and adversely effects the repayment of the Loan described herein.

                  11. REMEDIES. Upon the occurrence of any Event of Default, which has not been timely cured pursuant to Section 10 above, the Bank may, at its option:

                           11.1 ACCELERATION OF NOTE. Declare the Note and all sums outstanding pursuant to the Loan Documents to be immediately due and payable, whereupon the same will be forthwith due and payable, and the Bank will be entitled to proceed to selectively and successively enforce the Bank's rights under the Loan Documents or any other instrument delivered to the Bank in connection with this Agreement.

                           11.2 ACCELERATE OTHER INDEBTEDNESS. The Bank may declare all other indebtedness and obligations of the Borrower owing to the Bank to be immediately due and payable.

                           11.3 EXERCISE OTHER RIGHTS. The Bank may (i) terminate any of the Bank's obligations hereunder, including the obligation to make any advance, (ii) reduce any claim to judgment,
         (iii) exercise any right of offset including the Set-Off as provided in
         Section 11.4 hereof, (iv) without notice of default or demand except as otherwise provided herein, pursue and enforce any of the Bank's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement, provided, however, that if any Event of Default specified in Sections 10.6 or 10.7 shall occur, the Loan shall thereupon become due and payable concurrently therewith, without any further action by the Bank and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, or (v) exercise any other remedy at law or in equity.

                           11.4 RIGHT OF SET-OFF. Borrower hereby grants to Bank the right of set-off ("Set-Off") without notice or demand to or upon Borrower, (any such notice and/or demand being hereby waived by Borrower) to secure repayment of the Loan, regardless of whether Bank shall have made any demand therefor and whether all or any part of the Loan is or may be unmatured, upon any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Bank, or any of its agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of

         Borrower against Bank at any time existing. Excluded from Set-Off are accounts properly designating third parties as beneficial owners of funds held in the accounts.

                           11.5 CROSS-DEFAULT. A default by Borrower in this Agreement, the Note or any of the Loan Documents shall constitute a default under all such agreements and obligations.

                           11.6 WAIVER OF DEFAULT. By an instrument in writing, the Bank may waive any Event of Default which shall have occurred and any of the consequences of such Event of Default, and, in such event, the Bank and the Borrower will be restored to their respective former positions, rights and obligations hereunder. Any Event of Default so waived will for all purposes of this Agreement be deemed to have been cured and not to be continuing; but no such waiver will extend to any subsequent or other Event of Default or impair any consequence of such subsequent or other Event of Default.

                  12. GENERAL CONDITIONS. The following conditions shall be applicable throughout the term of this Agreement:

                           12.1     STRICT COMPLIANCE. If any action or
         failure to act by Borrower violates any covenant or obligation of Borrower contained herein, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant (or exception to any covenant) other than the covenant violated.

                           12.2 PARTICIPATIONS IN LOAN AND NOTE. Bank may sell participations in all or any part of the Loan made by it to one or more banks or other entities. Bank may furnish any information concerning Borrower in the possession of Bank from time to time to participants (including prospective participants). Bank may provide to its participants on a timely basis copies of all financial statements and other documents furnished to it under the provisions of Section 9. Bank shall use reasonable efforts to notify Borrower of the identity of the purchaser and amount of any participation, but failure to give said notice shall have no effect on the participation, this Agreement or the other Loan Documents.

                           12.3 WAIVER: MODIFICATION. No failure to exercise, and no delay in exercising, on the part of Bank, any right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Bank hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, the Note or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

                           12.4     NOTICES. Any notices or other
         communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing (the references to "in writing" elsewhere in this Agreement are for emphasis and are not a way of limitation of the generality of the requirement that notices or other communications shall be in writing), and (ii) be personally delivered or mailed by prepaid mail or overnight courier, or by telex or telecopy delivered or transmitted to the party to whom such notice or communication is directed, to the address of such party as follows:

         To Borrower:              GMX RESOURCES INC.
                                   One Benham Place, Suite 600
                                   9400 N. Broadway
                                   Oklahoma. City, Oklahoma 73114
                                   Attn: Ken L. Kenworthy, Jr.

         To Bank:                  BANK ONE, OKLAHOMA, N.A.
                                   100 N. Broadway
                                   Oklahoma City, Oklahoma 73102
                                   Attn: James R. Karcher, Senior Vice President

Any such notice or other communication shall be deemed to have been given on the day three days after it is mailed by prepaid certified or registered mail, one working day after sent by over night courier, or on the day it is personally delivered as aforesaid or, if transmitted by telex or telecopy or fax machine, on the working day that such notice is transmitted as aforesaid, and otherwise when actually received. Any party may, for purposes of the Loan Documents, change its address, telex number, fax number or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other parties pursuant hereto.

                           12.5 GOVERNING LAW. This Agreement has been prepared, is being executed and delivered in the State of Oklahoma, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement and all of the Loan Documents, except as otherwise may be provided for in the respective Loan Documents.

                           12.6 CHOICE OF FORUM. Any suit, action or proceeding against Borrower with respect to this Agreement, the Note or any Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Oklahoma, County of Oklahoma, or in the United States courts located in Oklahoma County, State of Oklahoma as Bank in its sole discretion may elect and Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby irrevocably waives any objections which Borrower may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document brought in the courts located in the State of Oklahoma, County of Oklahoma, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                           12.7     INVALID PROVISIONS. If any provision of
         any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Bank as similar in terms to such illegal, invalid or unenforceable provisions as may be possible and still be legal, valid and enforceable.

                           12.8 NONLIABILITY OF BANK. The relationship between Borrower and Bank is, and shall at all times remain, solely that of borrower and lender, and Bank neither undertakes nor assumes any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon, or inform Borrower of any matter in connection with any phase of Borrower's business, operations, or condition, financial or otherwise. Borrower shall rely entirely upon their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by Bank in connection with any such matter is for the protection of Bank, and neither Borrower nor any third party are entitled to rely thereon.

                           12.9 BINDING EFFECT. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations thereunder.

                           12.10    HEADINGS. Section headings are for
         convenience of reference only and shall in no way affect the interpretation of this Agreement.

                           12.11 NO THIRD-PARTY BENEFICIARY. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Bank liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Note or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement or any other Loan Document, shall be construed as creating any right, claim or cause of action against Bank, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity.

                           12.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                           12.13    CONTRARY PROVISIONS. The terms and
         conditions of this Agreement shall govern and control any and all contrary provisions of the other Loan Documents.

                           12.14 NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

                           12.15    USURY. Under no circumstances (and
         notwithstanding any other provision of this Agreement, the Note or any other Loan Document) shall the interest charged, collected, or contracted for on this Agreement, the Note or any other Loan Document exceed the maximum rate permitted by applicable law. If any part of this Agreement or the Note cannot be enforced, this fact will not affect the rest of this Agreement or the Note, as applicable. In particular, this section means (among other things) that Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for the Loans, which would in any way or event (including demand, prepayment, or acceleration) cause Bank to charge or collect more for the Loans than the maximum Bank would be permitted to charge or collect by federal law or the law of the State of Oklahoma. Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of the Loans and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Agreement or the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Bank does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Bank for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by this Agreement and the Note until payment in full so that the rate or amount of interest on account of the Loans evidenced hereby does not exceed the applicable usury ceiling. Bank may delay or forgo enforcing any of its rights or remedies under this Agreement, the Note or any other Loan Document without losing them.

                           12.16 ENVIRONMENTAL INDEMNIFICATION. Except with respect to any act or omission of the Bank, the Borrower indemnifies and agrees to hold the Bank harmless from all claims, demands, costs, expenses, liabilities and obligations of any kind with respect to any actual or threatened violation of any environmental law, rule or regulation, any clean-up or remediation costs or any other such damages with respect to any of the Oil and Gas Properties.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the day and year first above written.

                  "BORROWER"        GMX RESOURCES INC.,
                                    an Oklahoma corporation



                                    By:  /s/ Ken L. Kenworthy, Jr.
                                       -----------------------------------------
                                       Ken L. Kenworthy, Jr.
                                       Chief Executive Officer





                  "BANK"            BANK ONE, OKLAHOMA, N.A.,
                                    a national banking association



                                    By:  /s/ James R. Karcher
                                       -----------------------------------------
                                       James R. Karcher,
                                       Senior Vice President

                   FIRST AMENDMENT TO CREDIT AGREEMENT BY AND
                           BETWEEN GMX RESOURCES INC.
                          AND BANK ONE, OKLAHOMA, N.A.


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is executed as of this 19th day of May, 1999 by and between GMX RESOURCES INC., an Oklahoma corporation (the "Borrower") and BANK ONE, OKLAHOMA, N.A. (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, on February 18, 1998 Borrower and Bank entered into that certain Credit Agreement (the "Agreement") whereby Bank provided Borrower with a revolving line of credit in an amount governed by a Borrowing Base which shall not exceed $20,000,000.00, as evidenced by reducing revolving promissory note with a stated like amount of even date with the Original Agreement (the "Original Note").

         WHEREAS, the obligations described in the Agreement are secured by, among other things not specifically set forth herein, certain oil and gas properties and other properties as set forth in the Agreement; and

         WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement;

         WHEREAS, Borrower and Bank desire to amend the Agreement for the first time in order to document the January 1, 1999 redetermination of the Borrowing Base, to redetermine the Maximum Commitment Amount at $5,915,000.00, to add Ken L. Kenworthy, Jr. and Ken L. Kenworthy, Sr. as guarantors, and to evidence such additional changes to the Agreement as more particularly set forth herein;

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree to amend the agreement as follows:

A.       CHANGES TO THE AGREEMENT

                  1. Section 1 of the Agreement, Definitions, is here by amended in order to add the following definitions for the terms "Guarantor" and "Guaranty Agreement", which such terms shall be defined at the additional Sections 1.43 and 1.44 as follows (Note: these definitions are not in alphabetical order):

                  1.43 Guarantor. The term "Guarantor" individually and "Guarantors" collectively shall refer to Ken L. Kenworthy, Jr. and Ken L. Kenworthy, Sr.

                  1.44 Guaranty Agreement. The term "Guaranty Agreement" shall refer to that certain guaranty agreement made by each Guarantor, together with all renewals, extensions, modifications and substitutions thereto and therefor.

                  2. The definition set forth at Section 1.10 of the Agreement, Debt Coverage Ratio, is hereby amended and restated in its entirety as follows:

                  The term "Debt Coverage Ratio" means as of the calendar quarters ending June 30, 1999, September 30, 1999 and December 31, 1999 Net Income before interest expenses, tax expenses, depreciation, depletion and amortization expenses: DIVIDED BY the sum of interest expenses and dividends, which such ratio shall be calculated for each calendar quarter based upon the three months ending each calendar quarter-end.

                  Subsequent to December 31, 1999, the term "Debt Coverage Ratio" means the sum of Net Income , less dividends, less any non-cash income, plus depreciation, depletion and amortization plus interest expenses which shall be calculated for and at the end of each calendar quarter;

                                   DIVIDED BY

                  The sum of (i) the greater of (A) the quarterly sum of the Monthly Commitment Reductions scheduled at the last Evaluation Date or (B) the quarterly sum of the Monthly Commitment Reductions which would be required assuming a level amortization of the outstanding loan balance (as of the quarter end) over the lesser of (X) 84 months or (Y) the Half Life of the Borrower's Oil and Gas Properties plus (ii) interest expense for the quarter plus any principal reductions made to any other long term debts (including payments made on capital lease obligations) during the quarter. For the purposes hereof and for all other purposes herein, "Half Life of the Borrower's Oil and Gas Properties" shall be defined by the Bank, in its sole discretion, as that period of time during which one-half of the undiscounted future income, net of lease operating expenses, production taxes, and capital expenditures will be realized from the Borrower's Oil and Gas Properties. The Bank's calculation of the Half Life of the Borrower's Oil and Gas

                  Properties shall be determined and communicated to Borrower in conjunction with the periodic redeterminations of the Borrowing Base and the Monthly Commitment Reduction as set forth in Section 1.3 hereof.

                  3. The definition set forth at Section 1.31 of the Agreement, Permitted Debt, is hereby amended and restated in its entirety in order to permit up to $575,000.00 of subordinated shareholder notes as follows:

                  1.31 Permitted Debt. The term "Permitted Debt" means (i) any accounts payable, taxes, insurance, operating expenses and all other general and administrative expenses and other obligations of the Borrower incurred in the normal course of Borrower's business operations, such obligations being in amounts and of the types as are consistent with those identified in the latest financial statements of the Borrower, (ii) up to $575,000.00 of subordinated shareholder notes based upon terms acceptable to Bank, and (iii) any existing indebtedness secured by any Permitted Lien.

                  4. The definition set forth at Section 1.38 of the Agreement, Tangible Net Worth, is hereby amended and restated in its entirety in order to exclude Borrower's investment in any of its own shares as follows:

                  1.38 Tangible Net Worth. The term "Tangible Net Worth" means the difference between the Borrower's (i) Total Assets, excluding any intangibles and excluding any stock in the Borrower repurchased by Borrower and accounted for as an investment asset and not as treasury stock, and (ii) Total Liabilities, all as set forth in the financial statements of the Borrower and as determined by GAAP.

                  5. Borrower and Bank acknowledge that Bank is extending credit to Borrower over and above the Borrowing Base. Until such time as the outstanding balance on the Note is less than or equal to the Borrowing Base, interest on the Note shall accrue at either the Base Rate plus 1.00% or the LIBOR Rate plus 3.75% , at Borrower's election pursuant to
Section 2.3 of the Agreement.

                  6. An additional subsection shall be added to Section 6 of the Agreement, Collateral, in order to provide for the additional credit enhancement provided by the Guaranty Agreements and shall be set forth as new
Section 6.3 as follows:

                  6.3 Guaranty Agreements. In order to further secure the obligations of Borrower to Bank as described herein, in the Note and in the Loan Documents, each Guarantor shall provide his Guaranty Agreement, limited in amount to $750,000.00.

                  7. Section 9.2.5 of the Agreement, Other Financial Information, is hereby amended and restated in its entirety to include information concerning the Guarantors as follows:

                  9.2.5 Other Financial Information. The Borrower shall also promptly furnish to the Bank such other financial information concerning the financial affairs of the Borrower or the Guarantors as the Bank might reasonably request.

                  8. Additional paragraphs shall be added to Section 9.2 of the Agreement, Financial Information and Reporting, as new Section 9.2.6 in order to require financial information from the Guarantors and Section 9.2.7 in order to require recompletion progress reports as follows:

                  9.2.6 Guarantor Financial Information. Borrower shall provide or Borrower shall cause each Guarantor to provide annual financial statements including a balance sheet, an income statement and a statement of Contingent Liabilities each year during the term hereof within thirty (30) days of the anniversary date of the last financial statement provided to Bank by such Guarantor. In addition to the financial statement, each Guarantor shall provide Bank with a copy of his federal income tax return within ten (10) days of its filing for 1998 and each year thereafter during the term hereof.

                  9.2.7 Recompletion Progress Reports. Borrower shall furnish Bank with a monthly report of progress on its recompletion projects indicating a comparison of results to it original forecast and final costs of each project within thirty (30) days of each month end.

                  9. Section 9.19 of the Agreement, Current Ratio, is hereby deleted in its entirety in order to replace said Section 9.19 with a new covenant pertaining to the Adjusted Current Ratio as follows:

                  9.19 Adjusted Current Ratio. Borrower will not permit its ratio of Current Assets plus any unused availability under the Note, minus any investment in stock of the Borrower to Current Liabilities less any amounts outstanding under the Note which are otherwise included as a Current Liability to be less than 1.0 to 1.0, as determined at the end of each calendar quarter beginning with the calendar quarter ending March 31, 1999. For the calculation of the March 31, 1999 Adjusted Current Ratio, the Borrower shall be allowed to add to "Current Assets" the $250,000.00 increase in availability documented herein.

                  10. Section 9.20 of the Agreement, Debt Coverage Ratio, is hereby amended and restated in its entirety as follows:

                  9.20 Debt Coverage Ratio. Borrower shall not permit the Debt Coverage Ratio to be less than (i) 1.0 to 1.0 as of June 30, 1999;
         (ii) 1.25 to 1.00 as of September 30, 1999; and (iii) 1.50 to 1.00 as
         of December 31, 1999. Subsequent to December 31, 1999, Borrower shall not permit the Debt Coverage Ratio to be less than 1.1 to 1.0 as determined at the end of each subsequent calendar quarter.

                  11. Section 9.21 of the Agreement, Tangible Net Worth, is hereby amended and restated in its entirety as follows:

                  9.21 Tangible Net Worth. Borrower shall not permit it Tangible Net Worth to be less than the sum of (i) $800,000.00, (ii) seventy-five percent (75%)of the Borrower's Net Income (if positive) for each calendar quarter subsequent to the quarter ended December 31, 1998, and (iii) all proceeds of any additional equity offering of the Borrower after December 31, 1998. Borrower's Tangible Net Worth shall be determined as of the end of each calendar quarter beginning with the calendar quarter ending March 31, 1999.

                  12. All references in the Agreement to the term "Note" are hereby amended to refer to the promissory note in the form of Annex No. "1" attached hereto (the "Replacement Note").

B.       NOTICES AND WAIVERS.

         Borrower is hereby notified of the following occurrences and the Bank hereby provides the following waivers.

                  1. Borrowing Base. Bank and Borrower acknowledge that the Borrowing Base is currently $5,000,000.00. Bank and Borrower acknowledge that the Monthly Commitment Reduction is $0.00 and shall remain at such amount until September 1, 1999. Bank and Borrower acknowledge that Bank has temporarily increased the Maximum Commitment Amount to $5,915,000.00 to remain at such amount until the next Borrowing Base determination on September 1, 1999. On September 1, 1999, the Maximum Commitment Amount shall again be as such term is otherwise defined in the Agreement, and Borrower shall make any principal payments required by Section 2.5 of the Agreement.

                  2. Determinations of Borrowing Base. Borrower and Bank acknowledge that the Evaluation Dates are January 1 and July 1. The Evaluation Dates set forth in Section 1.3 of the Agreement notwithstanding, the July 1, 1999 Evaluation Date (and only such date) is hereby extended until September 1, 1999. Accordingly, the requirement set forth at Section 9.2.4 of the Agreement, Semi-Annual Engineering Report, that Borrower provide an engineering evaluation report no later than June 1 to be effective as of July 1 is hereby extended until August 1 to be effective as of September 1 for the year ending December 31, 1999 only.

                  3. Financial Covenant Non-Compliance. Bank hereby provides Borrower with a one-time waiver of the defaults created by Borrower's failure to comply with (i) Section 9.19 of the Agreement, Current Ratio, as of December 31, 1998 and (ii) Section 9.20 of the Agreement, Debt Coverage Ratio, as of September 30, 1998, December 31, 1998, and March 31, 1999. Neither of these waivers shall be deemed to constitute a waiver of any other Event of Default or a waiver of any future occurrences of any event of default.

                  4. Undeveloped Leasehold Acreage. Bank hereby provides its consent to Borrower's assignment or pledge of Undeveloped Leasehold Acreage (hereafter defined) to Ken L. Kenworthy, Jr. to secure his subordinated loan to Borrower. For the purposes hereof, the term "Undeveloped Leasehold Acreage" refers to those Oil and Gas Properties not currently in the Bank's engineering evaluation or the Mortgage descriptions. Provided, however, Borrower hereby agrees obtain prior written consent from Bank before it expends any funds on the Undeveloped Leasehold Acreage.

                  5. Use of Proceeds. Borrower hereby requests that it be entitled to use the additional funds for the purposes set forth on Exhibit A attached to this Amendment. Bank hereby consents to the use of such funds for, and only for, such purposes. To the extent Borrower desires to utilize these funds for purposes other than as set forth on Exhibit A attached hereto, Borrower shall obtain Bank's prior written consent to and such use.

         C.       REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Bank that:

                  1        Borrower is a corporation, duly organized, legally
existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

                  2. Borrower's execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its powers; (b) are duly authorized by its board of directors; (c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of its articles or incorporation and bylaws, nor of any agreement or undertaking to which Borrower or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of liens, charges or encumbrances on any of its properties or assets, except those in favor of Bank hereunder.

                  3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms.

                  4. All financial statements, balance sheets, income statements and other financial data which have been or are hereafter furnished to Bank by Borrower to induce Bank to make the loans hereunder due, and as to subsequent financial statements will, fairly represent each Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Bank are and will be, when furnished: prepared in accordance with generally accepted accounting principles consistently applied; accurate and correct in all material respects; and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter. Since the date of the last such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise and other financial data provided to Bank; of either Borrower, nor, to the best of their knowledge, has either Borrower incurred, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate, which has not been disclosed to Bank.

                  5. The Borrower is the sole and lawful owner of the Collateral, pledged, mortgaged or assigned by it, and Borrower has, and as to after acquired property or new properties will have, good right to cause the Collateral to be hypothecated to Bank as security for the obligations described in the Agreement, as amended hereby.

                  6. All of each Borrower's other representations and warranties set forth in Section 8 of the Agreement, Representations and Warranties, are true and correct on and as of the date hereof with the same effect as though made and repeated by Borrower as of the date hereof.

         D.       CONDITIONS

         Bank's obligations under the Agreement, as hereby amended, are subject to the following conditions:

                  1. Bank and Borrower shall have executed and delivered this Amendment.

                  2. Borrower shall have executed and delivered the Replacement Note.

                  3. Each shareholder of Borrower shall have executed and delivered an agreement satisfactory to Bank subordinating any indebtedness of Borrower owed to such shareholders, individually or collectively, to the indebtedness evidenced by the Note, this Agreement, as amended hereby, and any other Loan Document.

                  4. Guarantors shall have executed and delivered the Guaranty Agreement.

                  5. Bank shall have received a certified copy of a "Dismissal With Prejudice" of Borrower's litigation with Fred Standefer or such other evidence that such litigation has been extinguished to Bank's satisfaction.

                  6. Bank shall have received evidence, to its reasonable satisfaction, that Borrower's shareholders have advanced, at least, $200,000.00 to Borrower to be used by the Borrower for the express purpose of (i) funding recompletion costs/expenses, (ii) reducing accounts payable aged sixty (60) days or greater and/or (iii) making payment of past due interest owed to Bank.

                  7. Bank shall have received an executed balance sheet and contingent liability disclosure from each Guarantor.

                  8. Bank shall have received certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing Borrower's existence or qualification and good standing in all jurisdictions covered by the oil and gas properties where such qualification is required and where failure to be qualified or in good standing could reasonably be expected to have a material adverse effect upon
(i) its ability to repay the indebtedness set forth in the Note or the Loan Documents or (ii) the Collateral;

                  9. Bank shall have received results of searches of the UCC records of the State of Oklahoma and any and all other applicable jurisdictions from a source acceptable to the Bank and reflecting no Liens, other than Permitted Liens, against any of its Collateral as to which perfection of a lien is accomplished by the filing of a financing statement;

                  10. Borrower's representations and warranties set forth in Section C hereof shall be true and correct on and as of the date hereof, and the date of any subsequent advance with the same effect as though such representation and warranty had been on and as of such date.

                  11. Borrower shall have executed any and all mortgages, deeds of trust and/or any other security documents deemed necessary by Bank in its sole discretion.

                  12. Borrower shall have satisfied all conditions set forth in the Agreement.

                  13. As of the date hereof, and the date of any subsequent Advance, no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

         E.       RELEASE

                  Borrower hereby remises, releases, and forever discharges Bank, its successors and assigns, its officers, directors, employees, agents and attorneys (collectively, the "Released Parties") of and from all actions, causes of action, suits, proceedings, debts, contracts, claims, damages, liability and demands whatsoever, known or unknown, in law or equity, which Borrowers, and each of them, ever had or now have, by reason of any matter, cause, or thing whatsoever arising from the actions or inactions of the Released Parties in any matter relating to the Agreement, Note, and other Loan Documents (collectively, the "Released Matters"); and the Borrower covenants not to sue any of the Released Parties with respect to the Released Matters. The release and covenant not to sue set forth herein are intended by the parties to be as broad and comprehensive as possible.

         F.       OTHER COVENANTS AND MISCELLANEOUS TERMS

                  1. As additional consideration and in addition to interest on the Note, Borrower hereby agrees to pay Bank by August 1, 1999, a fee for this amendment (the "Amendment Fee") in the amount of $25,000.00.

                  2. Borrower shall use the funds advanced by Ken L. Kenworthy, Jr. for the express and exclusive purposes of (i) $375,000.00 to purchase the ownership interest of Fred Standefer in Borrower; and (ii) at least $200,000.00 for (A) recompletion costs/expenses, (B) reducing accounts payable aged sixty (60) days or greater and/or (C) making payment of past due interest owed to Bank.

                  3. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

                  4. The obligations described in the Agreement, as amended hereby, including but not limited to the indebtedness evidenced by the Note executed in conjunction with the Agreement, shall continue to be secured by the Collateral, without interruption or impairment of any kind.

                  5. Borrower agrees to execute such additional mortgages, deeds of trust and/or amendments to such documents already in place as Bank deems necessary to adequately secure the loan at any time and from time to time hereafter.

                  6. The Borrower hereby agrees to pay all reasonable attorney fees and legal expenses incurred by Bank in preparation, execution and implementation of this Amendment, the Replacement Note, and any mortgages, guaranty agreements, subordination agreements, deeds of trust, security agreements, pledge agreements or any amendments thereto.

                  7. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Bank, and their respective successors and assigns. All obligations of the Borrower under the Agreement and all rights of Bank and any other holder of the Notes, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrower irrevocably agrees that, subject to Bank's sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Notes may be litigated in courts (whether

State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrower hereby irrevocably waives any objection to such jurisdiction and venue.

                  8. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

                                         BORROWER:

                                         GMX RESOURCES INC.,
                                         an Oklahoma corporation


                                           /s/ Ken L. Kenworthy, Jr.
                                         --------------------------------------
                                         By: Ken L. Kenworthy, Jr.
                                         Title: Chief Executive Officer


                                         BANK:

                                         BANK ONE, OKLAHOMA, N.A.


                                           /s/ John K. Slay, Jr.
                                         --------------------------------------
                                         By: John K. Slay, Jr.
                                         Title: Sr.  Vice President

                                                    EXHIBIT A

                                                 USE OF PROCEEDS



-----------------------------------------------------------------------------------------------------------------
            WELL                    CURRENT HORIZON                   TARGET HORIZON                  ESTIMATED
                                                                                                      NET COSTS
-----------------------------------------------------------------------------------------------------------------
      Blocker-Fultz #1        McKimsey, Burnett & Pettit        Glen Rose, Rodessa & Paluxy           $40,064.00
                                         Page
-----------------------------------------------------------------------------------------------------------------
          Newton #1               Pettit Crane, Page            Burnett, Glen Rose & Paluxy           $44,737.00
-----------------------------------------------------------------------------------------------------------------
         Timmins A-1          Pettit Transition, McJimsey              Pettit McKay                   $29,500.00
-----------------------------------------------------------------------------------------------------------------
       Blocker-Ware #2         Roquemore, Upper Burnett                Lower Pettit                   $39,678.00
-----------------------------------------------------------------------------------------------------------------
       Furrh-Lewis #1              McJimsey, Burnett                 Pettit Transition                $19,447.00
-----------------------------------------------------------------------------------------------------------------
          Furrh #4                   Cotton Valley             Roquemore, McJimsey, Burnett,          $55,548.00
                                                                 Pettit Crane & Transition
-----------------------------------------------------------------------------------------------------------------
       A. Williams #2                                                    Glen Rose                    $36,942.00
-----------------------------------------------------------------------------------------------------------------
            TOTAL                                                                                    $265,916.00
-----------------------------------------------------------------------------------------------------------------


                   SECOND AMENDMENT TO CREDIT AGREEMENT BY AND
                           BETWEEN GMX RESOURCES INC.
                          AND BANK ONE, OKLAHOMA, N.A.



         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is executed as of this 24th day of November, 1999 by and between GMX RESOURCES INC., an Oklahoma corporation (the "Borrower") and BANK ONE, OKLAHOMA, N.A. (the "Bank").


                              W I T N E S S E T H:


         WHEREAS, on February 18, 1998 Borrower and Bank entered into that certain Credit Agreement (the "Agreement") whereby Bank provided Borrower with a revolving line of credit in an amount governed by a Borrowing Base which shall not exceed $20,000,000.00, as evidenced by reducing revolving promissory note with a stated like amount of even date with the Original Agreement (the "Original Note").

         WHEREAS, on May 19, 1999, Borrower and Bank amended the Agreement for the first time (the "First Amendment") in order to document the January 1, 1999 redetermination of the Borrowing Base, to redetermine the Maximum Commitment Amount at $5,915,000.00, to add Ken L. Kenworthy, Jr. and Ken L. Kenworthy, Sr. as guarantors, and to evidence such additional changes to the Agreement as more particularly set forth herein (the Original Agreement as amended by the First Amendment is referred to herein as the "Agreement");

         WHEREAS, the obligations described in the Agreement are secured by, among other things not specifically set forth herein, certain oil and gas properties and other properties as set forth in the Agreement; and

         WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement;

         WHEREAS, Borrower and Bank desire to amend the Agreement for the second time in order to document the September 1, 1999 redetermination of the Borrowing Base, to provide for Unscheduled Redeterminations, to included commodity rate management language, and to evidence such additional changes to the Agreement as more particularly set forth herein;

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree to amend the agreement as follows:

         A.       CHANGES TO THE AGREEMENT

                  1. Section 1 of the Agreement, Definitions, is here by amended at Section 1.3, BORROWING BASE, to modify this definition in order to indicate that Bank or Borrower has the right to make Unscheduled
Redeterminations by inserting the following at the end of said definition:

         Nothing contained within this Section 1.3 shall be construed to mean that Borrower can not request and/or that Bank can not require, at any time, an Unscheduled Redetermination.

                  2. Section 1 of the Agreement, Definitions, is here by amended in order to add the following definition for the term "Rate Management Transactions", which such term shall be defined at the additional Section 1.33-A to immediately follow Section 1.33 as follows:

                  1.33-A            RATE MANAGEMENT TRANSACTION" shall mean
         any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and Lender which is a rate swap, basis swap, forward transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

                  3. Section 1 of the Agreement, Definitions, is here by amended in order to add the following definition for the term "Unscheduled Redetermination", which such term shall be defined at the additional Section 1.41-A to immediately follow Section 1.41 as follows:

                  1.41-A            "UNSCHEDULED REDETERMINATION" shall mean a
         redetermination of the Maximum Commitment Amount made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which is made (A) at the reasonable request of a Borrower, (B) at any time it appears to the Lender, in the exercise of its reasonable discretion, that either (i) there has been a material decrease in the value of the Oil and Gas Properties, or (ii) an event has occurred which is reasonably expected to have a Material Adverse Effect.

                  4. The introductory phrase of Section 6 of the Agreement, Collateral, is hereby amended in order to include Rate Management Transactions as indebtedness secured by the Collateral by inserting the words "and Rate Management Transactions" immediately after the word "Note" in the first line of said Section 6.

                  5. The Event of Default set forth at Section 10.2 of the Agreement, OTHER NONPAYMENT, is hereby amended and restated in its entirety in order to include Rate Management Transactions as follows:

                  10.2 OTHER NONPAYMENT. Default in payment of any other amount payable to the Bank under the terms of this Agreement, any Rate Management Transaction, or any other Loan Document for a period in excess of ten (10) days after the date such payment is due; or


         B.       NOTICES AND WAIVERS.

         Borrower is hereby notified of the following occurrences and the Bank hereby provides the following waivers.

                  1. BORROWING BASE. Bank and Borrower acknowledge that the Borrowing Base is currently $5,000,000.00 and the Monthly Commitment Reduction is $0.00 and such Borrowing Base and Monthly Commitment Reduction shall remain at such amounts until January 1, 2000. Bank and Borrower acknowledge that Bank has agreed to temporarily maintain the Maximum Commitment Amount at $5,915,000.00 until the earlier to occur of an Unscheduled Redetermination or the next Borrowing Base determination on January 1, 2000. On January 1, 2000, the Maximum Commitment Amount shall again be as such term is otherwise defined in the Agreement, and Borrower shall make any principal payments required by Section 2.5 of the Agreement.

         C.       REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Bank that:

                  1. Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

                  2. Borrower's execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its powers; (b) are duly authorized by its board of directors; (c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of its articles or incorporation and bylaws, nor of any agreement or undertaking to which Borrower or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of liens, charges or encumbrances on any of its properties or assets, except those in favor of Bank hereunder.

                  3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms.

                  4. All financial statements, balance sheets, income statements and other financial data which have been or are hereafter furnished to Bank by Borrower to induce Bank to make the loans hereunder due, and as to subsequent financial statements will, fairly represent each Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Bank are and will be, when furnished: prepared in accordance with generally accepted accounting principles consistently applied; accurate and correct in all material respects; and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter. Since the date of the last such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise and other financial data provided to Bank; of either Borrower, nor, to the best of their knowledge, has either Borrower incurred, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate, which has not been disclosed to Bank.

                  5. The Borrower is the sole and lawful owner of the Collateral, pledged, mortgaged or assigned by it, and Borrower has, and as to after acquired property or new properties will have, good right to cause the Collateral to be hypothecated to Bank as security for the obligations described in the Agreement, as amended hereby.

                  6. All of each Borrower's other representations and warranties set forth in Section 8 of the Agreement, Representations and Warranties, are true and correct on and as of the date hereof with the same effect as though made and repeated by Borrower as of the date hereof.

         D.       CONDITIONS

         Bank's obligations under the Agreement, as hereby amended, are subject to the following conditions:

                  1. Bank and Borrower shall have executed and delivered this Amendment.

                  2. Guarantors shall have executed and delivered the Guaranty Agreement.

                  3. Bank shall have received certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing Borrower's existence or qualification and good standing in all jurisdictions covered by the oil and gas properties where such qualification is required and where failure to be qualified or in good standing could reasonably be expected to have a material adverse effect upon
(i) its ability to repay the indebtedness set forth in the Note or the Loan Documents or (ii) the Collateral;

                  4. Bank shall have received results of searches of the UCC records of the State of Oklahoma and any and all other applicable jurisdictions from a source acceptable to the Bank and reflecting no Liens, other than Permitted Liens, against any of its Collateral as to which perfection of a lien is accomplished by the filing of a financing statement;

                  5. Borrower's representations and warranties set forth in Section C hereof shall be true and correct on and as of the date hereof, and the date of any subsequent advance with the same effect as though such representation and warranty had been on and as of such date.

                  6. Borrower shall have executed any and all mortgages, deeds of trust and/or any other security documents deemed necessary by Bank in its sole discretion.

                  7. Borrower shall have satisfied all conditions set forth in the Agreement.

                  8. As of the date hereof, and the date of any subsequent Advance, no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

         E.       RELEASE

                  Borrower hereby remises, releases, and forever discharges Bank, its successors and assigns, its officers, directors, employees, agents and attorneys (collectively, the "Released Parties") of and from all actions, causes of action, suits, proceedings, debts, contracts, claims, damages, liability and demands whatsoever, known or unknown, in law or equity, which Borrowers, and each of them, ever had or now have, by reason of any matter, cause, or thing whatsoever arising from the actions or inactions of the Released Parties in any matter relating to the Agreement, Note, and other Loan Documents (collectively, the "Released Matters"); and the Borrower covenants not to sue any of the Released Parties with respect to the Released Matters. The release and covenant not to sue set forth herein are intended by the parties to be as broad and comprehensive as possible.

         F.       OTHER COVENANTS AND MISCELLANEOUS TERMS

                  1. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

                  2. The obligations described in the Agreement, as amended hereby, including but not limited to the indebtedness evidenced by the Note executed in conjunction with the Agreement, shall continue to be secured by the Collateral, without interruption or impairment of any kind.

                  3. Borrower agrees to execute such additional mortgages, deeds of trust and/or amendments to such documents already in place as Bank deems necessary to adequately secure the loan at any time and from time to time hereafter.

                  4. The Borrower hereby agrees to pay all reasonable attorney fees and legal expenses incurred by Bank in preparation, execution and implementation of this Amendment, the Replacement Note, and any mortgages, guaranty agreements, subordination agreements, deeds of trust, security agreements, pledge agreements or any amendments thereto.

                  5. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Bank, and their respective successors and assigns. All obligations of the Borrower under the Agreement and all rights of Bank and any other holder of the Notes, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrower irrevocably agrees that, subject to Bank's sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Notes may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrower hereby irrevocably waives any objection to such jurisdiction and venue.

                  6. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

                                        BORROWER:


                                        GMX RESOURCES INC.,
                                        an Oklahoma corporation


                                          /s/ Ken L. Kenworthy, Jr.
                                        ----------------------------------------
                                        By: Ken L. Kenworthy, Jr.
                                        Title: Chief Executive Officer


                                        BANK:


                                        BANK ONE, OKLAHOMA, N.A.


                                          /s/ John K. Slay, Jr.
                                        ----------------------------------------
                                        By: John K. Slay, Jr.
                                        Title: Vice President

                   THIRD AMENDMENT TO CREDIT AGREEMENT BY AND
                           BETWEEN GMX RESOURCES INC.
                          AND BANK ONE, OKLAHOMA, N.A.



         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is executed as of this 14th day of April, 2000 by and between GMX RESOURCES INC., an Oklahoma corporation (the "Borrower") and BANK ONE, OKLAHOMA, N.A. (the "Bank").


                              W I T N E S S E T H:


         WHEREAS, on February 18, 1998 Borrower and Bank entered into that certain Credit Agreement (the "Agreement") whereby Bank provided Borrower with a revolving line of credit in an amount governed by a Borrowing Base which shall not exceed $20,000,000.00, as evidenced by reducing revolving promissory note with a stated like amount of even date with the Original Agreement (the "Original Note").

         WHEREAS, on May 19, 1999, Borrower and Bank amended the Agreement for the first time (the "First Amendment") in order to document the January 1, 1999 redetermination of the Borrowing Base, to redetermine the Maximum Commitment Amount at $5,915,000.00, to add Ken L. Kenworthy, Jr. and Ken L. Kenworthy, Sr. as guarantors, and to evidence such additional changes to the Agreement as more particularly set forth herein;

         WHEREAS, on November 24, 1999, Borrower and Bank amended the Agreement for the second time (the "Second Amendment") in order to document the September 1, 1999 redetermination of the Borrowing Base, to provide for Unscheduled Redeterminations, to include commodity rate management language, and to evidence such additional changes to the Agreement as more particularly set forth therein (the Original Agreement as amended by the First Amendment and the Second Amendment is referred to herein as the "Agreement");

         WHEREAS, the obligations described in the Agreement are secured by, among other things not specifically set forth herein, certain oil and gas properties and other properties as set forth in the Agreement; and

         WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement;

         WHEREAS, Borrower and Bank desire to amend the Agreement for the third time in order to: (i) document the Unscheduled Redetermination (March 1, 2000) of the Borrowing Base, (ii) document the reversion of the interest rate to the rate set forth in the Original Agreement, (iii) require that Borrower have 90% of its Oil and Gas Properties mortgaged to Bank and, of those Oil and Gas Properties mortgaged, have title coverage of 90%, (iv) delete the monitoring of monthly recompletion reports, and (v) evidence such additional changes to the Agreement as more particularly set forth herein;

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree to amend the agreement as follows:

         A.       CHANGES TO THE AGREEMENT

                  1. Bank and Borrower acknowledge that the outstanding balance on the Note is now less than or equal to the Borrowing Base; consequently, the interest rates shall revert to and be determined at those rates set forth in the Original Agreement.

                  2. Section 9.2.7 of the Agreement, Recompletion Progress Reports, is hereby deleted from the Agreement in its entirety in order to evidence that such reports are no longer required.

                  3. The copy of the document attached hereto as Annex "1" shall replace and be substituted for Exhibit "G" to the Agreement in order to add an additional covenant pertaining to Borrower's continuing requirement to maintain 90% of its Oil and Gas Properties as Mortgaged Properties and to provide title information which is acceptable to Bank, on an on-going basis, to at least 90% of its Mortgaged Properties.

         B.       NOTICES AND WAIVERS.

         Borrower is hereby notified of the following occurrences and the Bank hereby provides the following waivers.

                  1. BORROWING BASE. Bank and Borrower acknowledge that the Borrowing Base as of March 1, 2000 (an Unscheduled Redetermination) is currently $6,500,000.00 and, effective as of April 1, 2000, the Monthly Commitment Reduction is $0.00 and such Borrowing Base and Monthly Commitment Reduction shall remain at such amounts until the earlier to occur of an Unscheduled Redetermination or September 1, 2000. Borrower and Bank acknowledge that the Evaluation Dates are January 1 and July 1; provided, however, the July 1, 2000 Evaluation Date is hereby deferred until September 1, 2000. Accordingly, the requirement set forth at Section 9.2.4 of the Agreement, Semi-Annual Engineering Report, that Borrower provide an engineering evaluation report by no later that June 1 to be effective as of July 1 is hereby extended until August 1 to be effective as of September 1 for the year ending December 31, 2000 only.

                  2. FINANCIAL COVENANT NON-COMPLIANCE. Bank hereby provides Borrower with a one-time waiver of the default created by Borrower's failure to comply with Section 9.19, CURRENT RATIO, as of December 31, 1999. This waiver shall not be deemed to constitute a waiver of any other Event of Default or a waiver of any future violations of Section 9.19 or any other term, covenant or condition of the Agreement.

         C.       REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Bank that:

                  1. Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

                  2. Borrower's execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its powers; (b) are duly authorized by its board of directors; (c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of its articles or incorporation and bylaws, nor of any agreement or undertaking to which Borrower or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of liens, charges or encumbrances on any of its properties or assets, except those in favor of Bank hereunder.

                  3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms.

                  4. All financial statements, balance sheets, income statements and other financial data which have been or are hereafter furnished to Bank by Borrower to induce Bank to make the loans hereunder due, and as to subsequent financial statements will, fairly represent each Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Bank are and will be, when furnished: prepared in accordance with generally accepted accounting principles consistently applied; accurate and correct in all material respects; and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter. Since the date of the last such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise and other financial data provided to Bank; of either Borrower, nor, to the best of their knowledge, has either Borrower incurred, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate, which has not been disclosed to Bank.

                  5. The Borrower is the sole and lawful owner of the Collateral, pledged, mortgaged or assigned by it, and Borrower has, and as to after acquired property or new properties will have, good right to cause the Collateral to be hypothecated to Bank as security for the obligations described in the Agreement, as amended hereby.

                  6. All of each Borrower's other representations and warranties set forth in Section 8 of the Agreement, Representations and Warranties, are true and correct on and as of the date hereof with the same effect as though made and repeated by Borrower as of the date hereof.

         D.       CONDITIONS

         Bank's obligations under the Agreement, as hereby amended, are subject to the following conditions:

                  1. Bank and Borrower shall have executed and delivered this Amendment.

                  2. Borrower shall have executed such additional mortgages, deeds of trust, financing statement and such other documents as are deemed necessary by Bank in order to perfect a lien in favor of Bank in and to those Oil and Gas Properties necessary to achieve the percentages required by the covenants set forth herein.

                  3. Bank shall have received certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing Borrower's existence or qualification and good standing in all jurisdictions covered by the oil and gas properties where such qualification is required and where failure to be qualified or in good standing could reasonably be expected to have a material adverse effect upon
(i) its ability to repay the indebtedness set forth in the Note or the Loan Documents or (ii) the Collateral;

                  4. Bank shall have received results of searches of the UCC records of the State of Oklahoma and any and all other applicable jurisdictions from a source acceptable to the Bank and reflecting no Liens, other than Permitted Liens, against any of its Collateral as to which perfection of a lien is accomplished by the filing of a financing statement;

                  5. Borrower's representations and warranties set forth in Section C hereof shall be true and correct on and as of the date hereof, and the date of any subsequent advance with the same effect as though such representation and warranty had been on and as of such date.

                  6. Borrower shall have executed any and all mortgages, deeds of trust and/or any other security documents deemed necessary by Bank in its sole discretion.

                  7. Borrower shall have satisfied all conditions set forth in the Agreement.

                  8. As of the date hereof, and the date of any subsequent Advance, no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

         E.       RELEASE

                  Borrower hereby remises, releases, and forever discharges Bank, its successors and assigns, its officers, directors, employees, agents and attorneys (collectively, the "Released Parties") of and from all actions, causes of action, suits, proceedings, debts, contracts, claims, damages, liability and demands whatsoever, known or unknown, in law or equity, which Borrowers, and each of them, ever had or now have, by reason of any matter, cause, or thing whatsoever arising from the actions or inactions of the Released Parties in any matter relating to the Agreement, Note, and other Loan Documents (collectively, the "Released Matters"); and the Borrower covenants not to sue any of the Released Parties with respect to the Released Matters. The release and covenant not to sue set forth herein are intended by the parties to be as broad and comprehensive as possible.

         F.       OTHER COVENANTS AND MISCELLANEOUS TERMS

                  1. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

                  2. The obligations described in the Agreement, as amended hereby, including but not limited to the indebtedness evidenced by the Note executed in conjunction with the Agreement, shall continue to be secured by the Collateral, without interruption or impairment of any kind.

                  3. Borrower agrees to execute such additional mortgages, deeds of trust and/or amendments to such documents already in place as Bank deems necessary to adequately secure the loan at any time and from time to time hereafter.

                  4. The Borrower hereby agrees to pay all reasonable attorney fees and legal expenses incurred by Bank in preparation, execution and implementation of this Amendment, the Replacement Note, and any mortgages, guaranty agreements, subordination agreements, deeds of trust, security agreements, pledge agreements or any amendments thereto.

                  5. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Bank, and their respective successors and assigns. All obligations of the Borrower under the Agreement and all rights of Bank and any other holder of the Notes, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrower irrevocably agrees that, subject to Bank's sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Notes may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrower hereby irrevocably waives any objection to such jurisdiction and venue.

                  6. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

                                    BORROWER:


                                    GMX RESOURCES INC.,
                                    an Oklahoma corporation

                                      /s/ Ken L. Kenworthy, Jr.
                                    --------------------------------------------
                                    By: Ken L. Kenworthy
                                    Title: Chief Financial Officer




                                    BANK:


                                    BANK ONE, OKLAHOMA, N.A.

                                      /s/ Coy Gallatin
                                    --------------------------------------------
                                    By: Coy Gallatin
                                    Title: Vice President

                                     ANNEX 1

                                   EXHIBIT "G"

                              ADDITIONAL COVENANTS

1. Borrower shall execute any and all mortgages, deeds of trust, and financing statements as are necessary, in Bank's discretion, to maintain mortgages and/or liens on ninety percent (90%) of its Oil and Gas Properties.

2. Borrower shall provide, on an on-going basis, title information on at least ninety percent (90%) of all of the Mortgaged Property, the results of which shall be satisfactory to the Bank and its legal counsel. Such title information shall evidence Borrower's good and indefeasible title to said Mortgaged Property, free and clear of all liens and encumbrances except as may otherwise be approved in writing by the Bank.